UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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URBAN OUTFITTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, May 28, 2013, at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112.

The matters to be considered and voted upon are described in the 2013 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement and vote your shares over the Internet or, if you received one, by signing and dating the paper copy of the proxy card and returning it promptly.

I look forward to seeing you at the meeting where we will review the business and operations of Urban Outfitters.

Sincerely,

Richard A. Hayne Chairman of the Board

DATE: April 1, 2013

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 28, 2013

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) will be held at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112, on May 28, 2013 at 10:30 a.m., for the following purposes:

1.	To elect three Directors to serve a term initially expiring at the Annual Meeting of Shareholders in 2014.

2.	To re-approve the performance goals included in the Urban Outfitters 2008 Stock Incentive Plan.

3.	To amend the Company’s Amended and Restated Articles of Incorporation.

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014.

5.	To consider certain shareholder proposals, if properly presented at the Annual Meeting.

6.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3 and 4 and “AGAINST” each of the proposals within Item 5.

The Board of Directors has fixed March 13, 2013 as the record date for determining which shareholders are entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or postponement thereof.

By Order of the Board of Directors,

Glen A. Bodzy
Secretary

DATE: April 1, 2013

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 28, 2013 at 10:30 a.m., at the Company’s corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania 19112, and any adjournments or postponements thereof. The Company is making its proxy statement (this “Proxy Statement”) and its annual report to shareholders available electronically via the Internet. On or before April 17, 2013, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report and how to vote online. Shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail, although a proxy card will be mailed separately to each shareholder that beneficially owns more than 1,000 of the Company’s common shares, par value $.0001 per share (the “Common Shares”). If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on March 13, 2013 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 146,015,767 Common Shares outstanding. Shareholders of record on the Record Date may vote by either: (i) Internet on the website specified in the Notice or (ii) if a proxy card was received or requested, marking, executing and returning the proxy card, in accordance with the specifications made on the proxy card. Shareholders who wish to cumulate their vote with respect to Proposal 1, the election of directors, must vote by proxy card. Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

When voting is properly authorized over the Internet or proxy cards are properly dated, executed and returned, the Company’s Common Shares will be voted in accordance with the instructions of the shareholder. Any properly authorized proxy received on a timely basis on which no specification has been made by the shareholder will be voted “FOR” the election of the nominees to the Board of Directors listed in this Proxy Statement in Proposal 1, “FOR” the re-approval of the performance goals included in the Urban Outfitters 2008 Stock Incentive Plan in Proposal 2, “FOR” the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation in Proposal 3, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014 in Proposal 4, “AGAINST” the adoption of each of the shareholder proposals, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), and in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Annual Meeting and any adjournments or postponements thereof. Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Annual Meeting, by executing a subsequent proxy or by granting a subsequent proxy over the Internet.

Presence at the Annual Meeting in person or by proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each Common Share entitles the holder to one vote on each matter presented at the Annual Meeting. Proposal 1, regarding the election of directors, will be determined by a plurality vote, that is, the three nominees for director receiving the most “FOR” votes will be elected. Proposal 2, regarding the re-approval of the performance goals included in the Urban Outfitters 2008 Stock Incentive Plan, Proposal 3, regarding the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, Proposal 4, regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014, Proposals 5 and 6, the properly presented shareholder proposals, and any other matters that may come before the Annual Meeting, will require the affirmative vote of a majority of the votes cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Company’s Second Amended and Restated By-Laws (the “Bylaws”) provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six directors, however the Board of Directors has specified that, as of the date of our Annual Meeting, the number of directors will be seven. On November 27, 2012, the Board of Directors approved an amendment to the Bylaws eliminating the classification of the Board of Directors and providing for the annual election of directors. With regard to directors elected prior to the amendment to the Bylaws, the previous Class II directors, Edward N. Antoian and Joel S. Lawson III, will continue in office until the annual meeting of shareholders in 2014. The previous Class III directors, Richard A. Hayne and Harry S. Cherken, Jr., will continue in office until the annual meeting of shareholders in 2015. All directors other than the previous Class III directors will be elected for one-year terms beginning at the 2014 annual meeting. All directors elected at the 2015 and subsequent annual meetings will be elected for one-year terms.

Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

Shareholders of the Company, as reflected in the Company’s stock records at the close of business on March 13, 2013, may vote at the Annual Meeting. Each Common Share entitles the shareholder to one vote, and shareholders have cumulative voting rights in the election of directors. Cumulative voting entitles the shareholder to that number of votes in the election of directors equal to the number of Common Shares the shareholder owns, multiplied by the total number of directors to be elected. Under cumulative voting, the shareholder may cast the total number of his or her votes for one nominee or distribute them among any three or more nominees as the shareholder chooses. Shares represented by proxies, unless otherwise indicated on the proxy card, will be voted cumulatively in the discretion of the designated proxy. The three nominees receiving the highest number of affirmative votes cast at the Annual Meeting by the shareholders voting in person or by proxy, a quorum being present, will be elected as directors with a term scheduled to end at the annual meeting of shareholders in 2014.

The nominees for re-election to the Board of Directors to serve as directors are Scott A. Belair and Robert H. Strouse. In addition, the Board of Directors has nominated Margaret A. Hayne to serve as director. The Board of Directors has determined that two of the nominees, Messrs. Scott A. Belair and Robert H. Strouse, and the continuing directors Edward N. Antoian, Joel S. Lawson III and Harry S. Cherken, Jr., are independent under the listing standards of the NASDAQ Global Select Market (“NASDAQ”). The Board of Directors believes that all of its current directors, including the three nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen, and further, in the case of Messrs. Belair and Strouse, have performed exceptionally well in their respective time served as directors.

Nominees:

SCOTT A. BELAIR	Director Since 1976

Mr. Belair, 65, co-founded Urban Outfitters in 1970. He has served as Principal of The ZAC Group, a financial advisory firm, since 1989. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is also a director of Hudson City Bancorp, Inc. (HCBK), and Hudson City Savings Bank. He holds an MBA degree and has financial and investment expertise, including financial reporting expertise, as a result of his significant experience as a CPA, financial advisor, and former chief financial officer in the financial services industry. As a co-founder of the Company, Mr. Belair has been involved with the Company from its inception, and accordingly has a comprehensive understanding of and perspective on its overall business and strategic direction.

ROBERT H. STROUSE	Director Since 2002

Mr. Strouse, 64, serves as President of Wind River Holdings, L.P., which oversees a diversified group of privately owned industrial and service businesses. Through his experience with this private investment company, Mr. Strouse brings to the Board of Directors experience in strategic planning, budgeting, talent recruitment and development, risk management, and corporate development activities. Mr. Strouse is a former corporate lawyer whose practice, prior to 1998 when he joined Wind River, focused on mergers and acquisitions, corporate governance and SEC reporting. Mr. Strouse also serves as a board member of a not-for-profit entity.

MARGARET A. HAYNE

Ms. Hayne, 54, joined the Company in August 1982. She is a 37 year veteran of the retail and wholesale industry and has served as President of Free People since March 2007. Richard A. Hayne, the Company’s current Chairman, Chief Executive Officer and President, is Ms. Hayne’s spouse. As an employee of the Company for over 30 years, Ms. Hayne brings a wealth of both Company-specific and industry-wide knowledge and experience to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The following directors listed below are continuing directors who are not standing for election at the Annual Meeting:

RICHARD A. HAYNE	President and Director Since 1976

Mr. Hayne, 65, co-founded Urban Outfitters in 1970 and has been Chairman of the Board of Directors and President since the Company’s incorporation in 1976. Mr. Hayne served as the Company’s principal executive officer until 2007 and again, beginning in January 2012. Margaret A. Hayne, President of Free People and a nominee for election as a director, is Mr. Hayne’s spouse. Mr. Hayne’s long tenure leading the Company as Chairman of the Board and President, his tenure as principal executive officer, and his exceptional leadership skills, make him uniquely qualified to serve as a director.

EDWARD N. ANTOIAN	Director Since 2011

Mr. Antoian, 57, is a Managing Partner and Senior Portfolio Manager at Chartwell Investment Partners, an investment advisory firm, where he has worked since its inception in 1997. He is also a partner and Chief Investment Officer for Zeke Capital Advisors, a financial advisory firm. In addition, Mr. Antoian is the General Partner of Zeke, L.P., a privately offered long-short equity hedge fund. From 1984 until 1997, Mr. Antoian was the Senior Portfolio Manager of Delaware Management Co. Prior to that, Mr. Antoian worked at E.F. Hutton in Institutional Sales, and as a certified public accountant for Price Waterhouse. Mr. Antoian holds an MBA in Finance and has financial and investment experience as a result of his experience as a CPA, financial advisor and portfolio manager. Mr. Antoian also serves as a director of a not-for-profit entity.

HARRY S. CHERKEN, JR.	Director Since 1989

Mr. Cherken, 63, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984, is a former managing partner of that firm, and has served as Co-Chair of its Real Estate Group. As a real estate lawyer with over 35 years experience representing public and private companies in the acquisition, construction, development, financing, leasing, management, consolidation, and disposition of commercial real estate, he has extensive experience with real estate transactions, including negotiating real estate transactions and leases on behalf of the Company. Mr. Cherken also holds a Masters in Liberal Arts degree and serves as a trustee of various not-for-profit institutions.

JOEL S. LAWSON III	Director Since 1985

Mr. Lawson, 65, is an independent consultant and private investor. From November 2001 until November 2003, he also served as Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm. Howard, Lawson & Co. became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation in March 2001. As the former Chief Executive Officer of an investment banking and corporate finance firm, Mr. Lawson has extensive experience in financial and investment matters, including financial reporting expertise. In addition, as the former Executive Director of a global organization of merger and acquisition advisory firms, he has specialized knowledge regarding mergers and acquisitions. He also holds an MBA degree and serves as a director of a not-for-profit entity.

CORPORATE GOVERNANCE AT URBAN OUTFITTERS

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, the Chief Financial Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. In addition, to promote open discussion among our non-employee directors, those directors meet in regularly scheduled executive sessions without the participation of management or employee directors.

Board of Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board’s policy that a majority of the members of the Board should be independent. We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules regarding corporate governance policies and procedures. Our corporate governance documents comply with all applicable requirements.

In accordance with our Bylaws, our Board of Directors has specified that, as of the date of our Annual Meeting, the number of directors will be seven. Five of our current directors are non-employee directors and the Board of Directors has determined that each of the five current non-employee directors has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each meets the objective requirement of “independence” under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these five directors is an “independent” director under the standards currently set forth in the NASDAQ Marketplace Rules. Neither Richard A. Hayne nor Margaret A. Hayne, nominee for election to the Board of Directors, is independent. See also “Committees of the Board of Directors—Audit Committee” below.

The Board of Directors currently combines the role of Chairman of the Board of Directors (“Chairman”) and the role of Chief Executive Officer. Richard A. Hayne, the current Chairman, is also an executive officer of the Company, serving as Chief Executive Officer and President. The Board of Directors believes this is the most efficient and effective leadership structure for the Company at this time. Mr. Hayne is the co-founder of the Company and has been its Chairman since the Company’s incorporation in 1976, and as such the Board of Directors believes that he is uniquely qualified through his experience and expertise to set the agenda for, and lead discussions of, strategic issues for the Company at the board level. Mr. Hayne has been instrumental in the Company’s historical success, and is in large part responsible for the Company’s substantial growth since its inception.

The Board of Directors believes that the Company’s corporate governance structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of the non-management directors, and includes several effective oversight mechanisms, including: (i) the Board of Directors is comprised of a majority of independent directors, and the Chairman, who serves as Chief Executive Officer and President, was the only management director in Fiscal 2013; (ii) following most board meetings, the independent directors meet in executive session without the Chairman present to review, among other things, his performance as Chief Executive Officer and President; and (iii) various committees of the Board perform oversight functions independent of management, such as overseeing the integrity of the Company’s financial statements, senior executive compensation (including the compensation of the Chairman) and the selection and evaluation of directors, and these committees are comprised of only independent directors. Accordingly, the Board of Directors believes that requiring that the Chairman be a non-management director would weaken the Company’s leadership structure without providing any added benefit beyond that already achieved by its existing governance structure. The Board of Directors retains authority to modify this structure as it deems appropriate.

The Board of Directors has not designated a “lead independent director” as it is satisfied with the current structure having Mr. Hayne serve as Chairman and believes that structural changes at this time are not warranted or desirable. The Company currently has a relatively small Board of Directors, which includes five independent directors, with three of the five having served together successfully since 1989. The Audit Committee, Compensation Committee, and Nominating Committee are each comprised solely of independent directors and are each chaired by a different director, thus providing different directors with leadership opportunities and promoting the potential for differing perspectives and styles in these three key areas of governance. Based on the relatively small size of the Board, the longstanding history of our independent directors serving on the Board together, and the corporate governance and committee structure currently in place, the Board of Directors has determined that each independent director plays an equally important role and that designating one as the “lead independent director” would serve no additional benefit beyond that already achieved by our existing governance structure. Further, the Board of Directors believes designating a “lead independent director” could inhibit the free flow of ideas among the independent directors; currently no one person is expected to dominate or carry additional responsibility or authority aside from the roles of committee chairs, and the Board believes that this has been and continues to be the best approach for the Company.

During Fiscal 2013, the Board of Directors held four meetings. Each member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he sits. All references in this Proxy Statement to our fiscal years refer to the fiscal years ended on January 31 in those years. For example, “Fiscal 2013” refers to the Company’s fiscal year ending on January 31, 2013.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The charters of these committees have been approved by our Board of Directors and are available on the Company’s corporate website (www.urbanoutfittersinc.com).

The following table presents information regarding the membership of our Board Committees as of the date of this Proxy Statement.

Current Board Committee Membership

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING COMMITTEE
Edward N. Antoian	+
Scott A. Belair	+	+X
Harry S. Cherken, Jr.			+
Joel S. Lawson III	+X	+
Robert H. Strouse		+	+X
Number of Meetings in Fiscal 2013*	8	5	7

+	Current Member
X	Chairperson
*	In addition, the Board Committees from time to time acted by unanimous written consent.

Audit Committee

The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Audit Committee with any recommended changes approved by the Board of Directors. The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to: (1) appoint (and terminate), compensate, and oversee the work of the independent accountants, including the audit plan, scope and procedures; (2) pre-approve, in accordance with its pre-approval policies, all audit services and permissible non-audit services provided by the independent accountants to the Company; (3) confirm and assure the independence of the independent accountants by reviewing and discussing the formal written statement and other periodic written reports received from the independent accountants regarding their objectivity and independence, including statements concerning other relationships and services that may affect their independence; (4) set clear hiring policies for employees and former employees of the independent accountants; (5) consider and review with the independent accountants, the Company’s internal audit department, and management, the adequacy and effectiveness of the Company’s internal controls, including processes for identifying significant risks or exposures (as further discussed in “—Risk Management” below), and elicit recommendations for the improvement of such internal control procedures where desirable; (6) review with the independent accountants and management (i) the Company’s financial reporting (including financial statements and related footnotes), (ii) any significant changes required in the independent accountants’ audit plan, (iii) any material difficulties or disputes with management encountered during the course of the audit, (iv) other matters related to the conduct of the audit, (v) any material written communications provided by the independent accountants to management, and (vi) any legal and regulatory matters that may have a material impact on the financial statements; (7) review the appointment, replacement, reassignment or dismissal of management of the Company’s internal audit function; (8) review and approve all related party transactions; (9) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding these issues; (10) report committee actions to the Board with such recommendations as the committee may deem appropriate; (11) prepare the audit committee report required to be filed with the SEC; (12) review and reassess the adequacy of the Audit Committee’s Charter annually and submit recommended amendments to the Board for approval; (13) investigate any matter brought to its attention within the scope of the Audit Committee’s duties, with the power to retain and determine the appropriate compensation for independent legal, accounting, financial and other advisors as the committee may deem necessary or appropriate to carry out its duties, at the expense of the Company; and (14) enforce the Company’s Code of Conduct and Ethics. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the listing standards of the NASDAQ Marketplace Rules. In addition, the Board of Directors has determined that each of the current directors serving on the Audit Committee, Joel S. Lawson III, Edward N. Antoian, and Scott A. Belair, qualifies as an “audit committee financial expert” in accordance with the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the SEC.

Compensation Committee

The Compensation Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Compensation Committee with any recommended changes approved by the Board of Directors. The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs including our stock incentive plans. The Compensation Committee reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board on the administration of compensation plans and the compensation of executives at specified salary levels; formulates, evaluates and approves the compensation of the Chief Executive Officer; selects participants and determines when options and other equity-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award; provided, however, that the Chairman has discretionary authority to grant awards that cover 40,000 or fewer Common Shares under the Company’s 2008 and 2004 Stock Incentive Plans to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended. In addition, the Compensation Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. It also makes all other determinations involved in the administration of these stock incentive plans. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules. For a discussion of the role of executive officers and compensation consultants in determining executive and director compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Design of Compensation Program” and “—Role of Executive Officers in Establishing Compensation.”

Nominating Committee

The Nominating Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Nominating Committee with any recommended changes approved by the Board of Directors. The Nominating Committee, in consultation with our Chairman: (1) recommends to the Board for its selection (i) potential nominees for director to stand for election at the Company’s annual meeting of shareholders, including without limitation, those proposed by shareholders, and (ii) individuals to be considered by the Board of Directors to fill vacancies; (2) establishes criteria for selecting new directors; (3) conducts, or causes to be conducted, background and qualifications checks of new director candidates; and (4) evaluates directors before nomination for reelection. The Board of Directors has determined that each member of the Nominating Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules.

Director Nominations

The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee seeks individuals who are qualified to be directors based on the committee’s judgment of the potential candidate’s experience, skills and knowledge of business and management practices. If needed, the Nominating Committee will use a third party search firm to assist in finding director candidates. No third parties were engaged to evaluate or assist in identifying potential director nominees in Fiscal 2013.

The Nominating Committee considers the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board of Directors. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics, qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board. Therefore, the Board, as a unit, possesses the appropriate skills and experience to oversee the Company’s business.

As currently constituted, the Board of Directors consists of directors with several different areas of expertise and different perspectives; for example, it includes a director who is a co-founder of the Company with financial advisory expertise, the head of a private investment company, a private investor with a background in international mergers and acquisitions and investment banking, a lawyer specializing in real estate, and the Company’s current Chairman, Chief Executive Officer and President, who is also a co-founder of the Company with broad experience in the Company’s business segments.

The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors and will evaluate such qualified persons in the same manner as other identified candidates, when submitted prior to the shareholder proposal date referred to in the “Proposals for 2014 Annual Meeting” section of this Proxy Statement (the “Proposals Section”), provided such recommendations comply with the advance notice procedures in the Company’s Bylaws, which are summarized in the Proposals Section. Shareholders may submit director recommendations in writing to the Nominating Committee, at Urban Outfitters, Inc., 5000 South Broad Street, Building 543, Philadelphia, PA 19112. Such recommendations must also include: (i) sufficient biographical information about the proposed nominee to permit the Nominating Committee to evaluate his or her qualifications and experience, and (ii) the nominee’s consent to being named in the Proxy Statement and to serving as a director if elected.

Risk Management

The Board of Directors is actively involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Audit Committee, pursuant to its Charter, considers and reviews with the Company’s internal audit department, independent registered public accounting firm, and management, the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvements of such procedures where desirable. In addition to the Audit Committee’s role, the full Board of Directors is involved in oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities, regularly reviewing and analyzing the Company’s investment portfolio and accompanying risk levels, and reviewing and analyzing inventory risk each quarter as part of the review of quarterly financial statements. Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Board of Directors as a whole. Members of the Company’s senior management have an open line of communication to the Board of Directors and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise.

In addition to the Audit Committee, the Compensation Committee considers the risks that may be implicated with executive compensation, as discussed in “Executive Compensation—Compensation Discussion and Analysis—Performance Bonuses—Setting Performance Criteria and Targets.”

Communications with Directors

Shareholders may communicate with members of the Company’s Board of Directors by writing, as applicable, to the full Board of Directors, a particular committee or a specific director at Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112. The Company’s telephone number is (215) 454-5500 and its fax number is (215) 454-4660.

Annual Meeting

Pursuant to the Company’s policy, the directors are expected to attend the Company’s annual meetings of shareholders. All of the Company’s current directors attended last year’s annual meeting of shareholders.

Code of Conduct and Ethics

The Company has had a written code of conduct for a number of years. Our Code of Conduct and Ethics applies to the Company’s directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to compliance with laws, the ethical handling of actual or potential conflicts of interest, the use of corporate opportunities, protection and use of the Company’s confidential information, accepting gifts and business courtesies, compliance with anti-bribery and illegal payment laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct and Ethics is available on the Company’s corporate website at www.urbanoutfittersinc.com. The Company intends to post any amendments to its Code of Conduct and Ethics and also to disclose any waivers (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) on its website.

PROPOSAL 2.    RE-APPROVAL OF THE PERFORMANCE GOALS INCLUDED IN THE URBAN OUTFITTERS 2008 STOCK INCENTIVE PLAN

The 2008 Stock Incentive Plan is intended to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) places a limit of $1,000,000 on the amount that the Company may deduct in any one taxable year for compensation paid to each of its “covered employees.” The Company’s covered employees include its Chief Executive Officer and each of its other three most highly-paid executive officers, other than the Chief Financial Officer. There is, however, an exception to this limit for compensation earned pursuant to certain performance-based awards. A performance-based award made under the 2008 Stock Incentive Plan is eligible for this exception provided certain Section 162(m) requirements are met. One of these requirements relates to shareholder approval (and, in certain cases, re-approval) of the material terms of the performance goals underlying the performance-based award. The performance goals in the 2008 Stock Incentive Plan were approved by shareholders in 2008 with 53.0% of the vote. Section 162(m) requires re-approval of those performance goals after five years if the compensation committee has retained discretion to vary the targets under the performance goals from year to year. The Compensation Committee has retained discretion to vary the targets under the performance goals from year to year. Accordingly, the Company is seeking re-approval of the performance goals included in the 2008 Stock Incentive Plan in order to preserve the Company’s ability to deduct compensation earned by certain executives pursuant to any performance-based award that may be made in the future under the plan.

The following discussion summarizes the material terms of the performance goals under the 2008 Stock Incentive Plan, including a description of (i) the individuals eligible for performance awards under the 2008 Stock Incentive Plan, (ii) the business criteria on which the underlying performance goals are based, and (iii) the applicable award limits. A description of the 2008 Stock Incentive Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2008 Stock Incentive Plan, is attached to this Proxy Statement as Appendix A. The full text of the 2008 Stock Incentive Plan is attached to this Proxy Statement as Appendix B.

Eligibility. Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2008 Stock Incentive Plan. There are approximately 19,700 employees and five non-employee directors currently eligible to receive awards under the 2008 Stock Incentive Plan. The limited number of consultants potentially eligible to participate in the 2008 Stock Incentive Plan is not currently determinable. Awards under the 2008 Stock Incentive Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units and Common Shares. Eligibility for any particular award is determined by the Administrator (as defined in the 2008 Stock Incentive Plan) and, in the case of certain awards such as incentive stock options, may be limited by the Internal Revenue Code.

Business Criteria Underlying Performance Goals. In order to be considered performance-based compensation, an award must be subject to the accomplishment of one or more performance goals. These performance goals may be based on one or more of the following business criteria established by the Compensation Committee: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more of its affiliates and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

Award Limits. Awards under the 2008 Stock Incentive Plan are subject to the following limits:

Plan Limits. The Company has reserved 10,000,000 Common Shares for issuance under the 2008 Stock Incentive Plan, of which 6,155,524 Common Shares remain available for grant as of February 28, 2013.

Award Limits. Options and stock appreciation rights may be granted up to the remaining number of Common Shares available under the 2008 Stock Incentive Plan. Restricted stock and restricted stock units may be granted for no more than 4,000,000 Common Shares in the aggregate, of which 1,324,390 Common Shares remain available for grant as of February 28, 2013. Stock grants may be made for no more than 1,000,000 Common Shares, all of which remain available for grant as of February 28, 2013.

Individual Limits. During any fiscal year, no employee may be granted options covering more than 2,000,000 Common Shares, stock appreciation rights covering more than 2,000,000 Common Shares, or restricted stock and restricted stock units covering, in the aggregate, more than 2,000,000 Common Shares. Except as set forth above, there is no individual limit on stock grants.

Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2008 Stock Incentive Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2008 Stock Incentive Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant.

It is not possible to determine the actual amount of compensation that will be earned under the 2008 Stock Incentive Plan in Fiscal Year 2014 or in future years because the awards earned will depend on future performance as measured against the applicable performance goals established by the Compensation Committee. The Company expects that future awards under the 2008 Stock Incentive Plan will be granted in a manner substantially consistent with the historical grant of awards under the plan. For information regarding past grants and outstanding equity awards, see the disclosure in this Proxy Statement in “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2013 Fiscal Year-End.”

Vote Required

The affirmative vote of a majority of votes cast by the Company’s shareholders at the Annual Meeting is required for approval of this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-APPROVAL OF THE PERFORMANCE GOALS INCLUDED IN THE 2008

STOCK INCENTIVE PLAN.

PROPOSAL 3.    APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION

On November 27, 2012, the Board of Directors voted unanimously to submit for shareholder approval a proposed amendment to the Company’s Amended and Restated Articles of Incorporation (the “Amendment”) intended to enhance the Company’s corporate governance and further its one-share one-vote policy. The Amendment, if approved, will implement a majority voting standard and eliminate cumulative voting in the election of directors. The Board of Directors has declared the Amendment to be advisable and in the best interests of the Company and its shareholders and recommends that the shareholders approve the Amendment.

Upon implementation of a majority voting standard, a nominee must receive a majority of the votes cast. A majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Each shareholder would be entitled to only one vote per share in the election of directors and each director nominee would be voted upon separately. Under the Amendment, if an incumbent director who is a candidate for re-election is not elected, the director will be deemed to have tendered his or her resignation to the Board of Directors. The Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken, and the Board of Directors will be required to act on the Nominating Committee’s recommendation and disclose its decision and the rationale for the decision. Currently, the Company’s Amended and Restated Articles of Incorporation provide that when electing directors, shareholders may exercise cumulative voting. Under Article 4(a)(iv), each holder of the Company’s Common Shares is entitled to one vote for each Common Share held. A shareholder may give one candidate all of such shareholder’s votes or may distribute such votes among as many candidates as the shareholder chooses. This proposal would eliminate cumulative voting and replace it with a majority vote standard for the election of directors.

The adoption of a majority voting standard, together with the elimination of cumulative voting by the shareholders, is consistent with the Company’s desire to more closely align the interests of the shareholders with the accountability of the Board of Directors. The Board of Directors believes the Amendment is in the shareholders’ long-term best interests and would help ensure that each director represents the interests of all shareholders, rather than a minority shareholder or special constituency.

This summary of the Amendment is qualified in its entirety by the complete text of the Amendment, which is attached as Appendix C to this Proxy Statement. The current Amended and Restated Articles of Incorporation and Amendment No. 1 thereto can be found as Exhibits 3.1 and 3.2 of the Company’s Quarterly Report on Form 10-Q filed on September 9, 2004.

If the Amendment is approved, it will become effective upon the filing of Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation with the Secretary of the Commonwealth of Pennsylvania. The affirmative vote of a majority of votes cast by the Company’s shareholders at the Annual Meeting is required for approval of this Proposal 3. Abstentions or broker nonvotes will not be counted as votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 4.    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting for Fiscal 2014, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Board of Directors proposes and recommends that shareholders ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Fiscal 2014.

More information concerning the relationship of the Company with its independent registered public accounting firm appears above under the heading “Corporate Governance at Urban Outfitters—Audit Committee” and below under the headings “Relationships with Auditors” and “Audit Committee Report.”

If the shareholders do not ratify the appointment, the Audit Committee will take such vote into account in considering the retention of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014.

PROPOSAL 5.    SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIR

The Comptroller of the City of New York, John C. Liu, as the custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System (collectively, the “Systems”) has given notice that the Systems intend to present the proposal set forth below for action at the Annual Meeting. The Company will promptly provide the shareholders’ names, addresses and number of Common Shares held to any shareholder upon receiving an oral or written request. See “Corporate Governance at Urban Outfitters—Communications with Directors” for the Company’s telephone number and address.

Shareholder Proposal and Shareholders’ Supporting Statement

RESOLVED: Shareholders of Urban Outfitters, Inc. request that the Board of Directors adopt a policy that the Chair of the Board of Directors shall be an independent director who is not a current or former employee of the company, and whose only nontrivial professional, familial or financial connection to the corporation or its CEO is the directorship. The policy should be implemented so as not to violate existing agreements and should allow for departure under extraordinary circumstances such as the unexpected resignation of the chair.

Supporting Statement

The role of the CEO is to run the company. The role of the board of directors is to provide independent oversight of management and the CEO.

At present, the Company’s CEO also serves as chairman of the board, a conflict of interest that we believe can result in excessive management influence on the board and weaken the board’s independent oversight of management. The consequences can include higher executive compensation, lower shareholder returns, more aggressive risk-taking, and ultimately less sustainable companies for the long-term.

According to a June 2012 study of 180 North American companies with market capitalization over $20 billion (“The Costs of a Combined Chair/CEO,” GMI Ratings), shareholders payout more when there is a non-independent chair at the helm. The median total compensation paid to a combined chair/CEO was $16.1 million, 73% more than the $9.3 million paid in total to the positions of CEO and an independent chair.

Companies with a separate chair (independent or non-independent) and CEO also appear to perform better and to be more sustainable over the longer term, according to the GMI study. The 5-year total shareholder return was found to be 28% higher, and the GMI risk ratings lower, at these companies.

Board leadership structure in the U.S. is trending towards an independent chair. Twenty-one percent of S&P 500 companies now have an independent chair compared to 9% in 2003 (Spencer Stuart Board Index). Approximately 73% of directors on boards with an independent chair believe that their companies benefited from the split (Survey, 2008 Public US National Association of Corporate Directors) and more than 88% of senior financial executives believe the positions should be separated (Grant Thornton, 2009 Survey).

Despite these strides, the U.S. lags the rest of the world in adopting this best practice. Companies with independent board chairs comprise 76% of FTSE 100 index in the United Kingdom, 55% of the Toronto Stock Exchange 60, and 50% for German DAX 30 index, according to findings by Deloitte (Board Leadership: A Global Perspective, 2011).

We urge shareholders to support this proposal for an independent board chairman.

Board of Directors’ Response

The Board of Directors has carefully considered the shareholder proposal and, for the reasons described below, believes that the proposal to adopt a policy that the Chairman of the Board of Directors be an independent member is not in the best interests of the Company or its shareholders.

The Board of Directors is very pleased that Mr. Hayne agreed to assume the additional role of Chief Executive Officer in January 2012 upon the unexpected resignation of his predecessor. Mr. Hayne has been instrumental in the Company’s historical success, and is in large part responsible for the Company’s substantial growth since its inception. Mr. Hayne has served as Chairman of the Board of Directors and President since the Company’s incorporation in 1976, as well as Chief Executive Officer until 2007, and again, beginning in January 2012. The Board of Directors believes that the Company’s shareholders have been well served by having Mr. Hayne act as both Chairman and Chief Executive Officer.

It is instructive that the majority of U.S. companies have not implemented the structure recommended by the proposal. According to the Spencer Stuart U.S. Board Index 2012, 57% of S&P 500 companies have a leadership structure combining the positions of Chairman and Chief Executive Officer (the index is available at http://www.spencerstuart.com).

The proposal as presented would restrict the Board of Directors’ discretion in selecting the Chairman, as well as its ability to combine the positions of Chairman and Chief Executive Officer. Adopting this policy would deprive the Board of Directors of the ability to select the most qualified and suitable individual to lead the Board of Directors as Chairman. The Board of Directors has given careful consideration to separating the roles of Chairman and Chief Executive Officer and has determined that the Company and its shareholders are best served by having Richard A. Hayne serve as both Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors believes that this leadership structure is appropriate given Mr. Hayne’s role in co-founding the Company and his significant ownership stake. Mr. Hayne’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board of Directors and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans.

In addition, requiring that the Chairman of the Board of Directors be an independent member is not necessary to ensure that the Board of Directors provides independent and effective oversight of the Company’s business and affairs. Such oversight is maintained at the Company through the composition of the Board of Directors and its committees, the strong leadership and engagement of the independent directors, and the Company’s highly effective corporate governance structures already in place.

The Board of Directors is composed of independent, active and effective directors. Five of the Company’s directors meet the independence requirements of the NASDAQ Marketplace and the Securities and Exchange Commission, as well as the Board of Directors’ standards for determining director independence. The Board of Directors and its committees vigorously oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the Board’s Audit, Compensation, and Nominating Committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the integrity of the Company’s financial statements, the compensation of executive management, including Mr. Hayne’s compensation, and the selection and evaluation of directors. Following Board of Directors meetings, the independent directors generally meet in executive session without the Chairman present to review, among other things, Mr. Hayne’s performance as Chief Executive Officer and President. In addition, for Fiscal 2013 Mr. Hayne, in his role as Chairman, Chief Executive Officer and President, received compensation at a lower level than his predecessor, who served only as Chief Executive Officer.

Furthermore, there is no established consensus that separating the roles of Chairman and Chief Executive Officer is a corporate governance best practice or that such a separation enhances returns for shareholders. The authors of a 2004 Wharton School of Business article entitled Splitting Up the Roles of CEO and Chairman: Reform or Red Herring and of a 2012 Wharton School of Business article entitled Re-Examining the Role of Chairman of the Board observed that research has shown that the performance of U.S. companies in which the Chairman and Chief Executive Officer positions are held by different individuals is no better than that of firms in which those positions are held by the same individual (both articles are available at http://knowledge.wharton.upenn.edu).

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or our shareholders, and recommends that you vote “AGAINST” Proposal 5. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6.    SHAREHOLDER PROPOSAL REGARDING BOARD NOMINEE REQUIREMENTS

Calvert Investment Management, Inc. (“Calvert”), with the Comptroller of the State of New York, Thomas P. DiNapoli, as the trustee of the New York State Common Retirement Fund, the Connecticut Retirement Plans and Trust Funds (“CRPTF”), Portico Benefit Services and Mercy Investment Services, as co-sponsors, have given notice that they intend to present the proposal set forth below for action at the Annual Meeting. The Company will promptly provide the shareholders’ names, addresses and number of Common Shares held to any shareholder upon receiving an oral or written request. See “Corporate Governance at Urban Outfitters—Communications with Directors” for the Company’s telephone number and address.

Shareholder Proposal and Shareholders’ Supporting Statement

WHEREAS:

Urban Outfitters does not have any women or minorities on its Board of Directors;

Our company’s primary competitors The Gap Inc., Nordstrom, Inc., and Abercrombie & Fitch, all have at least one woman and/or racially diverse member on their board of directors;

Over 80% of companies in the Russell 1000 Index have at least one woman on its board of directors, as do 90% of companies in the S&P 500 Index, and 98% of companies in the S&P 100 Index;

We believe that diversity, inclusive of gender and race, is an essential measure of sound governance and a critical attribute to a well-functioning board;

A growing body of academic research shows that there is a significant positive relationship between firm value and the percentage of women and minorities on boards;

Boardrooms need to respond to the strong demographic shifts we are seeing in the United States;

As both employees and consumers, women and minorities increasingly account for a larger portion of profits and revenues for many companies;

Therefore, we believe it is critical for Urban Outfitters to have a board of directors that reflects the diversity that exists within its target markets.

BE IT RESOLVED:

That the Board of Directors consistent with their fiduciary duties:

1.	Take every reasonable step to ensure that women and minority candidates are in the pool from which Board nominees are chosen;

2.	Publicly commit itself to a policy of board inclusiveness to ensure that:

•	Women and minority candidates are routinely sought as part of every Board search the company undertakes;

•

The Board strives to obtain diverse candidates by expanding director searches to include nominees from both corporate positions beyond the executive suite and non-traditional environments such [as] government, academia, and non-profit organizations; and

•	Board composition is reviewed periodically to ensure that the Board reflects the knowledge, experience, skills, and diversity required for the Board to fulfill its duties.

3.	To report to shareholders, at reasonable expense and omitting proprietary information, its efforts to encourage diversified representation on the Board.

Supporting Statement

We believe that in an increasingly complex global marketplace, the ability to draw on a wide range of viewpoints, backgrounds, skills, and experience is critical to a company’s success. Further, director and nominee diversity helps to ensure that different perspectives are brought to bear on issues, while enhancing the likelihood that proposed solutions will be nuanced and comprehensive.

We believe our company’s current board diversity policies and disclosures limit the company’s definition and understanding of diversity and do not sufficiently address the growing investor demand and interest in this critical corporate governance matter.

In our view, companies combining competitive financial performance with high standards of corporate governance, including board diversity, are better positioned to generate long-term value for their shareholders. As such, we urge the Board to broaden its pool of candidates and publicly commit to taking steps to establish an inclusive Board.

Board of Directors’ Response

The Board of Directors urges a vote against this shareholder proposal. A review of the nominees for election to the Board of Directors earlier in this proxy, including the nominee for election to the Board for the first time, coupled with the following concerns supports our conclusion that this shareholder proposal is both unnecessary and not in the best interest of our Company. Similar proposals were submitted by Calvert and CRPTF, and were defeated by the shareholders, at both the 2011 and 2012 annual meetings of shareholders.

The Board of Directors acknowledges the benefits of broad diversity throughout the Company, but believes the proposal could impede its ability to select the most suitable and qualified candidates for membership on the Board of Directors and would impose unnecessary administrative burdens and costs. The Board of Directors believes that the Company’s existing nominating process considers the needs of the Company in light of the current mix of director skills and attributes, and is designed to identify the best possible nominees for director based on merit, without reference to gender, racial background, religion or ethnicity. When assessing individual nominees, the Board of Directors considers a variety of issues and factors, including career achievements, breadth of experience, soundness of judgment, ability to make independent analytical inquiries, and ability to represent the total corporate interests of the Company and its shareholders.

The Company’s employment policies and practices, including recruitment, promotion and compensation, are guided by the fundamental principle that decisions are made on the basis of whether the individual’s capabilities and qualifications fit the Company’s needs and meet the requirements of the position, without regard to gender, race, religion, ethnicity or other classification. The Company also applies these policies and practices to its selection of directors.

When identifying and evaluating candidates for director, diversity is a part of the overall mix of factors that the Board of Directors and the Nominating Committee have historically considered, and continue to consider. As described under “Corporate Governance at Urban Outfitters—Director Nominations,” in evaluating prospective nominees for the Board of Directors, the Nominating Committee seeks individuals who are qualified to be directors based on the candidate’s experience, skills and knowledge of business and management practices. The Board of Directors and the Nominating Committee consider diversity broadly to include viewpoint, professional experience, individual characteristics, qualities and skills resulting in the inclusion of naturally varying perspectives among the directors. The Board of Directors and the Nominating Committee also consider whether these capabilities and characteristics will enhance and complement the full Board of Directors so that, as a unit, the Board of Directors possesses the appropriate skills and experience to oversee the Company’s business and serve the long-term interests of our shareholders. Finally, the Board of Directors and Nominating Committee believe that no single criterion, category or trait, such as gender or minority status, is determinative in obtaining diversity on the Board of Directors.

The Company’s approach is consistent with amendments the SEC adopted to its rules governing proxy statement disclosure. The amendments, which were adopted in December 2009, require companies to disclose whether, and if so how, their nominating committees consider diversity in identifying nominees for director. In its adopting release, the SEC explicitly acknowledged that companies may define diversity in different ways. The SEC states:

“We recognize that companies may define diversity in various ways, reflecting different perspectives. For instance, some companies may conceptualize diversity expansively to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity, while others may focus on diversity concepts such as race, gender and national origin. We believe that for purposes of this disclosure requirement, companies should be allowed to define diversity in ways that they consider appropriate. As a result we have not defined diversity in the amendments.”

The Board of Directors and the Nominating Committee seek qualified candidates for director, and consider diversity as a factor, but believe that Proposal 6 is unnecessarily restrictive and would not maintain the necessary flexibility in the nominating process to ensure that the most qualified candidates are selected as directors in light of the Company’s evolving needs and circumstances. In addition, the reporting obligations contemplated by Proposal 6 would be expensive and time consuming, without any corresponding benefit to our shareholders. The Board of Directors believes that the Company’s existing nominating process, including the factors considered by the Nominating Committee in evaluating director candidates, is the best approach. The imposition on the nominating process of gender and minority requirements and affirmative search obligations would undermine the Company’s holistic evaluation of candidates, unduly restrict the Nominating Committee in the performance of its duties and add administrative burdens and costs, without necessarily resulting in the selection of the best director candidates for the Company.

For the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or our shareholders, and recommends that you vote “AGAINST” Proposal 6. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting such proxies.

COMPENSATION OF DIRECTORS

FISCAL 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Edward N. Antoian	100,000	—	154,200	†*	—	—	—	254,200
Scott A. Belair	100,000	—	154,200	†*	—	—	—	254,200
Harry S. Cherken, Jr.	100,000	—	154,200	†*	—	—	—	254,200
Joel S. Lawson III	100,000	—	154,200	†*	—	—	—	254,200
Robert H. Strouse	100,000	—	154,200	†*	—	—	—	254,200

†

The aggregate grant date fair value (the “Aggregate Fair Value”) of the options granted on May 22, 2012 was $7.71 per share and was calculated using a Lattice Binomial Model. The May 22, 2012 Aggregate Fair Value was $154,200 (20,000 shares x $7.71 per share) for each optionee. Fiscal 2013 option expense was $101,941 relating to the May 22, 2012 grant and $67,906 relating to a grant made on May 17, 2011. The options granted on May 17, 2011 had an Aggregate Fair Value of $10.36 per share, which was also calculated using a Lattice Binomial Model during Fiscal 2012. For a discussion of the assumptions utilized in the Lattice Binomial Model in Fiscal 2013 and Fiscal 2012, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2013, which is included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2013.

*	As of January 31, 2013, the total number of outstanding stock options held by our non-management directors, including for each director the 20,000 unvested options granted on May 22, 2012, was as follows: Mr. Antoian, 40,000; Mr. Belair, 270,000; Mr. Cherken, 240,000; Mr. Lawson, 250,000; and Mr. Strouse, 190,000.

Each director who is not also an employee of the Company (“Outside Directors”) is paid two cash installments consisting of (i) a $50,000 payment following the Company’s annual meeting of shareholders, and (ii) a $50,000 payment in February following completion of the fiscal year.

During Fiscal 2013, the Company granted, on a discretionary basis, each Outside Director the option to purchase 20,000 Common Shares under the Company’s 2004 Stock Option Plan. The exercise price of the non-qualified stock options granted under the Plan was $29.92.

All directors and their immediate families are eligible to receive discounts on our merchandise through use of discount cards issued to them and in accordance with our employee merchandise discount policy.

The Board of Directors believes it is good corporate practice to periodically review and re-evaluate the total compensation paid to the Company’s Outside Directors for their service on the Board of Directors, including the cash and equity components of that compensation. The Board of Directors intends to review the compensation paid to the Outside Directors following the Annual Meeting and will make any adjustments it deems appropriate.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Company Objectives

The Company’s compensation program is designed to attract, retain, and motivate executive and key employee talent in support of its primary objective of building compelling brands that connect with the customer on an emotional level. The Company believes that delivering value to the customer by excelling at ‘experiential retailing’ is the foundation for the long-term maximization of shareholder value.

Design of Compensation Program

General

In furtherance of our primary objective, our compensation program is designed to motivate executives to maximize shareholder value and grow our brands, both in the short-term and the long-term, by rewarding executives for doing so. Our compensation program seeks to establish balanced performance metrics that promote disciplined progress towards longer-term goals and that correlate to the revenue and profit objectives of, and appropriate risk to, the Company. The combination of performance-based compensation and equity-based awards, which derive their benefit from increases in shareholder value, provides the majority of our executive officers’ total compensation and furthers our core compensation principle of providing pay for both individual and Company-wide performance. These long standing compensation policies were designed and approved by management, the Compensation Committee or the Board of Directors, as appropriate. In addition, at the 2011 annual meeting of shareholders, our shareholders overwhelmingly approved our executive compensation program. We have identified the first step in attaining these objectives as having superior executives in place, and as such, our compensation program’s initial purpose is to attract and retain exceptional executive leadership. This requires our compensation to be competitive in the marketplace. The other step in attaining our objectives is to reward these executives through annual performance-based compensation based on the achievement of specific operating goals that have been determined by the Compensation Committee based on recommendations by our Chairman, Chief Executive Officer and President. Moreover, through equity-based compensation, we attempt to align the compensation of our executives with the interests of the shareholders and motivate our executives to achieve the Company’s longer-term goals.

Long-Term versus Currently Paid Out Compensation

Current compensation paid to executive officers includes base salaries, which are paid periodically throughout the fiscal year, and performance bonuses, which are awarded at the end of the year. The Company’s long-term compensation has been comprised of stock options, stock appreciation rights, performance stock units and restricted stock units. The Company has long believed that the characteristics of equity-based compensation, particularly the extended vesting periods, leverage and the deferral of taxation until exercise or vesting, are closely aligned with maximizing shareholder value, supporting its long-term growth strategies, and aligning compensation with risk outcomes. The Company believes that equity-based compensation awards made in Fiscal 2011, Fiscal 2012 and Fiscal 2013 share these characteristics and offer the potential for meaningful compensation for superior performance measured over an extended period of time.

The Company did not have deferred compensation plans or programs or executive retirement plans in Fiscal 2013. Beginning February 1, 2013, however, the Company allowed certain employees, including the Company’s named executive officers, an opportunity to participate in the Urban Outfitters Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is discussed more fully below in “Nonqualified Deferred Compensation.” As a matter of practice and philosophy, the Company has significantly limited the scope and value of perquisites provided to executive officers.

The Company’s compensation structure attempts to balance the ongoing cash requirements of the named executive officers for current income with the Company’s desire to create long-term incentives that are directly tied to growth in shareholder value. There is no pre-determined allocation between current and long-term compensation; the Compensation Committee maintains flexibility in this regard. Historically, however, equity compensation has provided the majority of income that named executives have derived from their employment with the Company. In recognition of this, the Compensation Committee takes the performance of the Company’s Common Shares (and therefore the perceived value of them to the executive) into consideration when making compensation decisions for each executive. Different positions may yield a different balance between cash and equity compensation in light of what the Compensation Committee decides will best further the Company’s objectives. For example, in Fiscal 2013 each brand leader had maximum bonus potential that exceeds base salary. This reflects the Company’s emphasis on the specific brand-related performance goals tied to the bonus for these particular executives. For the Chief Financial Officer, maximum bonus potential in Fiscal 2013 also exceeded base salary, but at a lower overall potential than brand leaders. The Chief Financial Officer’s bonus plan consists of financial metrics for overall Company revenue and profitability metrics, representing 77.8% of his maximum potential bonus. Overall Company metrics are used for the Chief Financial Officer rather than those of specific brands because his responsibilities are generally more company-wide than brand-based. The different elements of compensation are discussed more fully below in “Determination of Amount of Element—Relation of Elements to Primary Compensation Objectives.”

In the beginning of Fiscal 2009, citing his ownership of a substantial number of Common Shares of the Company and his confidence in the Company’s future performance, the Chairman, Richard A. Hayne, requested that his base salary be set at $1.00 per year, and the Compensation Committee continues to honor his request. Mr. Hayne remained eligible to receive a performance bonus in Fiscal 2013, which was tied to revenue and profitability metrics. The performance criteria were based on three incremental levels (i.e. “Plan” level, “Goal” level, and “Stretch” level). As revenue and profitability did not meet the required levels, he received no bonus (against a maximum potential of $500,000).

Operation and Process

Compensation Committee

The Company’s Compensation Committee, acting pursuant to its charter, sets the amount of each element of compensation for each named executive officer, as described herein and under “Corporate Governance—Compensation Committee.” The Compensation Committee generally holds meetings at least four times a year, and compensation amounts for executive officers for the new fiscal year are generally set in the Company’s first fiscal quarter. In Fiscal 2013, there were five meetings of the Compensation Committee.

The Compensation Committee is comprised of three members, Scott A. Belair (who is the committee’s chairman), Joel S. Lawson III, and Robert H. Strouse. All members are “independent” directors, as defined by the NASDAQ Marketplace Rules. The Compensation Committee Charter is available on the Company’s website (www.urbanoutfittersinc.com), under “Corporate Governance—Committee Charters.” The charter is reviewed by the Compensation Committee on an annual basis and revised as warranted.

Compensation Committee Consultant

The Compensation Committee directly engages PwC LLP as a compensation consultant to provide advice on executive compensation matters, and it performed such duties in Fiscal 2013. The committee and the Board of Directors have discretion to hire and fire the consultant, as described in the Compensation Committee’s Charter. The committee determines the scope of the consultant’s review. In Fiscal 2013, the committee asked the consultant to provide analysis of chief executive officer, chief operating officer, chief financial officer and division president compensation by providing supporting data, modeling, and related advice, and to provide analysis of market incentive design practices and equity usage, and related advice. In Fiscal 2013, the compensation consultant did not make specific recommendations on the amount or form of compensation for any individual executive; however, the guidance and recommendations of the consultant regarding compensation generally have continued to inform the Compensation Committee’s decisions regarding overall compensation structures as they relate specifically to executive equity plans. PwC LLP sends its invoices for the compensation consultant’s services directly to the Compensation Committee, which reviews the invoices and then forwards them to the Company for payment.

The compensation consultant billed the Company $61,925 for services rendered in Fiscal 2013. During Fiscal 2013, the Company also retained PwC LLP to provide services unrelated to executive compensation, including tax-related services. The aggregate fees paid for those other services in Fiscal 2013 were $1,191,830. Management neither recommended nor made the decision to engage the compensation committee consultant; and neither the Compensation Committee nor the Board of Directors specifically approved the other services performed by PwC LLP. The PwC consultant who advises the Compensation Committee does not provide any other services to the Company.

Management has evaluated the independence of PwC LLP and concluded that no conflict of interest exists that would prevent PwC LLP from independently advising the Compensation Committee.

Role of Executive Officers in Establishing Compensation

The Compensation Committee is solely responsible for compensation determinations and compensation policies applicable to executive officers, as well as other matters provided in the Compensation Committee Charter. Neither the Company’s Chief Executive Officer nor any other executive officer makes any such determinations or sets any such policies. The Compensation Committee does consult with the Chief Executive Officer in determining compensation levels for each named executive officer, and the committee takes his assessment of the performance of each of the executive officers into consideration when weighing the factors and setting compensation. The Chief Executive Officer, General Counsel, Chief Operating Officer, Chief Financial Officer and Chief Talent Officer, may attend portions of certain meetings of the committee as needed.

Neither the Chief Executive Officer nor any other officer has the authority to call Compensation Committee meetings or set meeting agendas themselves nor do they meet with the compensation consultant on an individual basis without the consent of the Compensation Committee or its chairman.

The Chief Executive Officer has the primary role in making recommendations to the Compensation Committee regarding the assessment and design of programs, plans and awards. He is assisted by the Chief Operating Officer, Chief Talent Officer, General Counsel, and Chief Financial Officer, who provide him with information and input on these items.

Elements of Compensation

The Company’s compensation program is comprised of three main elements: (1) base salary, (2) performance bonus and (3) equity-based incentives, including stock appreciation rights, performance stock units, restricted stock units and stock options.

The Board of Directors has evaluated the Company’s overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that can affect the Company’s risk and management of that risk, and has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company. In connection with the evaluation, the Board of Directors considered, among other factors, the distribution of risk among the Company’s brands and segments, the overall mixture of compensation elements used to incentivize employees, and the Company’s use of balanced performance metrics that promote disciplined progress towards longer-term goals. Based on its evaluation, the Board of Directors has concluded that the risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Selection of Elements

The Compensation Committee has chosen to utilize base salary, performance bonus and equity-based incentives because it believes such a compensation package, taken as a whole, is both competitive in the marketplace and reflects directly on the Company’s primary objective of maximizing shareholder value and growing its brands. The rationale for the selection of each particular element is discussed in detail below.

Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives

The Compensation Committee reviews the amounts payable to each executive under each individual element of compensation, as well as the aggregate amount of compensation to such executive, in making compensation decisions.

Base Salaries

Base salary is determined by position, experience and competitive market factors for comparable talent. Inasmuch as the main objective of the compensation plan is maximizing shareholder value, the Company generally seeks to set base salaries at or near prevailing market rates for comparable levels of responsibility in specialty retail so as to reduce the levels of committed compensation expense on the Company’s financial statements as well as the cash cost to the Company. The Company believes that it needs to offer competitive base salaries in order to retain and attract superior personnel, which is a key step in achieving its primary objectives.

Performance Bonuses

The Company’s executive officers are eligible to receive cash incentive bonuses based on the achievement of specific performance targets established in advance under the Incentive Plan. In determining performance objectives, the Compensation Committee sets forth specific targets that are consistent with its primary objectives. We believe that this plan presents the executive with clear objectives that, if achieved, will maximize shareholder value and further the growth of our brands, while providing commensurate rewards to the executive.

Eligibility

The Compensation Committee determines executive officer eligibility for performance bonuses during the Company’s first fiscal quarter based on the Company’s financial budgets and operating plans and the roles that the executives have in achieving those objectives.

Setting Performance Criteria and Targets

The Compensation Committee sets the performance criteria for each participant during the Company’s first fiscal quarter. The criteria may be based on the performance of the participant, a division, the Company as a whole or a subsidiary of the Company, at the committee’s discretion. Performance criteria may include, depending on the particular participant: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The Compensation Committee determines performance criteria that are appropriate for each participant. The committee may also take into account the opinion of the named executive officer as to which criteria he or she feels is the best indicator of his or her performance. After a reasonable evaluation, the Compensation Committee concluded that while the criteria or targets for Fiscal 2013 reward prudent risk-taking in support of the Company’s objectives, they do not encourage or promote inappropriate risk-taking by the participants.

Each year, the Compensation Committee determines specific performance criteria for executive officers in light of the Company’s growth strategy, major initiatives and current and projected operations and objectives. Any of the above criteria may be used for the Chief Executive Officer, brand executives or other executive officers. Typically the primary criteria for the performance bonus plans for executives with merchant responsibilities, such as the Chief Executive Officer of Urban Outfitters Group, would be revenue and operating profits for both the Company and for their specific Brand, or any other criteria determined by the committee. For executive officers who do not have merchant responsibilities, such as the Chief Financial Officer, the criteria generally include overall Company revenue and operating profits goals and may include specific targets related to their functional areas or other goals determined by the committee.

Each performance criterion is then assigned a performance target. For example, for a criterion of “number of new stores opened,” the target would be the Company’s goal for a specified number of stores opened, consistent with the operating budget and with the brand growth strategies. For a criterion of “revenue” and “operating profit,” the performance target for Fiscal 2013 was based on the Company’s achieving or exceeding three levels of revenue and operating profit, defined as “Plan,” “Goal,” and “Stretch” for the fiscal year. The thresholds for the functional area objectives take into consideration the operating budget and its goal of leveraging selling, general and administrative expenses as top line revenue grows, and those for functional area performance ratings are driven by the brand executives’ or the Chief Executive Officer’s assessments of the functional areas.

Finally, the Compensation Committee establishes a schedule or matrix for each participant showing the maximum performance bonus (expressed as a percentage of base salary) payable for the achievement of the specified performance target. The specific amounts for each performance target are determined by assessing the profit contribution attained by meeting various targets, and measuring the compensation outcomes achieved by meeting those targets, while taking into account total compensation from base salary, bonus and equity compensation. The performance targets and the percentage of performance bonus subject to each performance objective for the Company’s named executive officers in Fiscal 2013 are described below in “—Measuring Achievement: Payment of Bonuses.”

The Compensation Committee is currently in the process of determining performance targets and awards for Fiscal 2014 for the Company’s executive officers.

The Compensation Committee takes historical revenue and operating profit performance and the current business environment into account in the development of the performance targets upon which performance bonuses are based.

Role of Executive Officers in Determining Performance Factors

With respect to the performance bonus factors of all named executive officers, the Chief Executive Officer, the Chief Operating Officer and the Chief Talent Officer make recommendations to the Compensation Committee, which it considers when setting the performance bonus plans.

Measuring Achievement: Payment of Bonuses

At the end of the year, the Compensation Committee determines the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained is applied to the schedule to determine the individual’s adjusted performance bonus percentage, which is then multiplied by the individual’s award. The Compensation Committee has the discretion to award that amount or adjust the award payable if it believes such action would be in the best interest of the Company. With respect to “covered employees” as defined under Section 162(m) of the Internal Revenue Code (“Covered Employees”), however, such adjustments may only be made to lower the compensation that would otherwise be receivable. Except for our Chief Financial Officer, all of our named executive officers during Fiscal 2013 were Covered Employees.

Set forth in the table below are the performance targets and the percentage of performance bonus subject to each performance objective for the Chairman, Chief Executive Officer and President, the Chief Financial Officer, the Chief Executive Officer, Urban Outfitters Group, the Chief Executive Officer, Anthropologie Group, and President, Terrain Brand.

For Fiscal 2013, either a portion or all of each executive officer’s bonus (including those for named executive officers) was tied to three incremental levels of Company-wide revenue and operating profit measures: “Plan,” “Goal,” and “Stretch” levels. The Company did not meet its “Plan” for revenue of approximately $2.83 billion and operating profit of $377.1 million, its “Goal” for revenue of approximately $2.86 billion and operating profit of $386.5 million, or its “Stretch” for revenue of approximately $2.90 billion and operating profit of $396.0 million, because actual Company-wide revenue was approximately $2.80 billion and operating profit was approximately $373.9 million. As a result, bonuses tied to Company-wide performance criteria were not achieved.

For Fiscal 2013, brand executive officers, such as Tedford G. Marlow, Chief Executive Officer, Urban Outfitters Group, and David W. McCreight, Chief Executive Officer, Anthropologie Group, had additional performance criteria based upon three incremental levels of brand revenue and operating profit measures, as well as individual initiatives.

The Urban Outfitters Brand did not meet its “Plan” for revenue of approximately $1.34 billion and operating profit of $199.5 million, its “Goal” for revenue of approximately $1.35 billion and operating profit of $204.5 million, or its “Stretch” for revenue of approximately $1.37 billion and operating profit of $209.5 million, because the actual Urban Outfitters Brand revenue was approximately $1.32 billion and operating profit was approximately $197.1 million. As a result, bonuses tied to the Urban Outfitters Brand performance criteria were not achieved.

The Anthropologie Brand did not meet its “Plan” for revenue of approximately $1.15 billion and operating profit of $165.7 million, its “Goal” for revenue of approximately $1.16 billion and operating profit of $169.8 million, or its “Stretch” for revenue of approximately $1.18 billion and operating profit of $173.9 million, because the actual Anthropologie Brand revenue was approximately $1.12 billion and operating profit was approximately $160.0 million. As a result, bonuses tied to the Anthropologie Brand performance criteria were not achieved.

Richard A. Hayne – Chairman, Chief Executive Officer and President

Bonus Criteria(1)	Percent of Total Bonus Potential
Company achieves Revenue “Plan”	16.2%
Company meets or exceeds Revenue “Goal”	24.4%
Company meets or exceeds Revenue “Stretch”	26.4%
Company achieves Operating Profit “Plan”	7.8%
Company meets or exceeds Operating Profit “Goal”	11.6%
Company meets or exceeds Operating Profit “Stretch”	13.6%

100%

(1)	In Fiscal 2013, the Company did not meet Revenue or Operating Profit “Plan.”

Francis J. Conforti – Chief Financial Officer

Bonus Criteria(1)	Percent of Total Bonus Potential
Company achieves Revenue “Plan”	12.6%
Company meets or exceeds Revenue “Goal”	19.0%
Company meets or exceeds Revenue “Stretch”	20.5%
Company achieves Operating Profit “Plan”	6.0%
Company meets or exceeds Operating Profit “Goal”	9.1%
Company meets or exceeds Operating Profit “Stretch”	10.6%
Achievement of Individual Initiatives(2)	14.9%
Shared Services Evaluation(3)	7.3%

100%

(1)	In Fiscal 2013, the Company did not meet Revenue or Operating Profit “Plan.”
(2)	In Fiscal 2013, four of four (one partially) individual initiatives were achieved, specifically: asset turnover; expense control; and two customer services indices. Asset turnover for the first quarter was not achieved.
(3)	Shared Services Evaluation of customer services by brand executives was achieved.

Tedford G. Marlow – CEO, Urban Outfitters Group

Bonus Criteria(1)	Percent of Total Bonus Potential
Company achieves Revenue “Plan”	3.1%
Company meets or exceeds Revenue “Goal”	4.2%
Company meets or exceeds Revenue “Stretch”	4.2%
Company achieves Operating Profit “Plan”	1.1%
Company meets or exceeds Operating Profit “Goal”	2.3%
Company meets or exceeds Operating Profit “Stretch”	2.3%
Brand achieves Revenue “Plan”	11.7%
Brand meets or exceeds Revenue “Goal”	16.0%
Brand meets or exceeds Revenue “Stretch”	18.2%
Brand achieves Operating Profit “Plan”	5.4%
Brand meets or exceeds Operating Profit “Goal”	7.5%
Brand meets or exceeds Operating Profit “Stretch”	9.7%
Achievement of Individual Initiatives(2)	14.3%

100%

(1)	In Fiscal 2013, the Company and Urban Outfitters Brand did not meet Revenue or Operating Profit “Plan.”
(2)	In Fiscal 2013, three of four (one partially) individual initiatives were achieved, specifically: increase in customer base; asset turnover; new stores opened; and hiring of personnel. Asset turnover for the first quarter and new stores opened were not achieved.

David McCreight – CEO, Anthropologie Group

Bonus Criteria(1)	Percent of Total Bonus Potential
Company achieves Revenue “Plan”	0.9%
Company meets or exceeds Revenue “Goal”	1.2%
Company meets or exceeds Revenue “Stretch”	1.2%
Company achieves Operating Profit “Plan”	0.3%
Company meets or exceeds Operating Profit “Goal”	0.7%
Company meets or exceeds Operating Profit “Stretch”	0.7%
Brand achieves Revenue “Plan”	3.4%
Brand meets or exceeds Revenue “Goal”	4.7%
Brand meets or exceeds Revenue “Stretch”	5.3%
Brand achieves Operating Profit “Plan”	1.6%
Brand meets or exceeds Operating Profit “Goal”	2.2%
Brand meets or exceeds Operating Profit “Stretch”	2.8%
Achievement of Individual Initiatives(2)	75.0%

100%

(1)	In Fiscal 2013, the Company and Anthropologie Brand did not meet Revenue or Operating Profit “Plan.”
(2)	In Fiscal 2013, five of five (one partially) individual initiatives were achieved, specifically: new stores opened; capacity utilization; customer penetration; asset turnover; and hiring of personnel. Asset turnover for the first quarter was not achieved.

Wendy McDevitt was not eligible to receive a performance bonus in Fiscal 2013 based on the levels of other compensation she received from the Company and the change in her responsibilities in her new position as President of Terrain Brand.

The Company did not modify any performance targets during Fiscal 2013 to reflect changes in the financial budgets or goals upon which the performance targets and awards were based. If the Company were to change such financial budgets in the future, however, the Compensation Committee would have discretion to adjust bonus awards accordingly where it believes it is warranted in light of the objectives of the compensation program. With respect to Covered Employees, however, such adjustments may only be made to lower the compensation that would otherwise be receivable.

Equity-Based Incentives

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by maximizing shareholder value. In addition, as shareholders, executives will benefit from successful growth of the Company’s brands to the extent that this will increase the value of their shareholdings. Accordingly, the Company’s executives are eligible to receive stock appreciation rights, performance stock units, restricted stock units, restricted stock, and stock options under the Company’s stock incentive plans, which have been approved by the Company’s shareholders. The Company has in place three stock incentive plans, including the 2000 Stock Incentive Plan, the 2004 Stock Incentive Plan and the 2008 Stock Incentive Plan (collectively, the “Plans”), although awards may no longer be made under the 2000 Stock Incentive Plan.

The Compensation Committee determines whether to grant equity awards, the type of award, and the size of the grant to each executive officer based upon its overall assessment. The committee evaluates the executive officer’s performance after taking into consideration prior years’ grants, the organizational impact of the executive officer and the need to respond to competitive conditions in order retain executive officers and attract new candidates.

Stock Appreciation Rights

As with all of the equity awards, stock appreciation rights serve the Company’s longer-term goals. Whereas base salary and performance bonuses compensate for achievement of shorter-term goals, equity awards motivate the executive to focus on the Company’s long-term success because the value of the award generally cannot be realized for an extended period of time. The committee believes that stock appreciation rights, which provide value to our executives only if the Company’s share price increases relative to the share price on the date the awards are granted, generally share these beneficial characteristics and fit into the Company’s overall compensation philosophy.

In Fiscal 2013, the Company made two grants of stock appreciation rights to named executive officers. On February 21, 2012, the Company granted 300,000 stock appreciation rights to Tedford G. Marlow, Chief Executive Officer, Urban Outfitters Group. This award vests 33.33% on the first anniversary of the grant date, 33.33% on the second anniversary of the grant date, and 33.34% on the third anniversary of the grant date provided that Mr. Marlow is employed by the Company on each such anniversary. The proceeds of these awards payable to Mr. Marlow are limited to 500% of the grant date fair value. On May 22, 2012, the Company granted 50,000 stock appreciation rights to Francis J. Conforti, Chief Financial Officer. This award vests 33.33% on the third anniversary of the grant date, 33.33% on the fourth anniversary of the grant date, and 33.34% on the fifth anniversary of the grant date provided that Mr. Conforti is employed by the Company on each such anniversary. The proceeds of these awards payable to Mr. Conforti are limited to 500% of the grant date fair value.

Performance Stock Units and Restricted Stock Units

Performance stock unit awards and restricted stock unit awards are additional forms of equity based incentives available to the committee under the Plans. Restricted stock unit awards are purely time vesting awards.

As discussed above, under “—Long-Term versus Currently Paid Out Compensation,” the Company believes that the performance stock unit awards made in Fiscal 2013 offer the potential for meaningful compensation for superior performance measured over an extended period of time. Vesting is both time-based and performance-based; the awards will not vest until the date specified in the award agreement and, consistent with our core principle of providing pay for performance, are forfeited if the established performance criteria are not achieved. The committee considers the performance stock unit awards granted in Fiscal 2013 to be an integral component of the named executive officers’ overall compensation.

In Fiscal 2013, the Company made two grants of performance based restricted stock units to named executive officers. On April 13, 2012, the Company granted 5,000 performance based restricted stock units to Francis J. Conforti, Chief Financial Officer, and 15,000 performance based restricted stock units to Wendy McDevitt, President, Terrain Brand. These grants are subject to a performance period ending on January 31, 2015, as well as the average closing price of the Company’s Common Shares being equal to or greater than the grant date price. The proceeds of these awards payable to the grantees are limited to 500% of the grant date fair value. On February 25, 2013, the Compensation Committee granted a discretionary award to Tedford G. Marlow in the amount of 10,000 restricted stock units. On March 25, 2014, 5,000 of these restricted stock units will vest, with the remaining 5,000 restricted stock units vesting on March 25, 2015.

Restricted Stock

Restricted stock awards are one of several equity-based incentives available to the committee under the Plans. The committee believes that restricted stock awards generally share the same beneficial characteristics of stock options, but add a more significant retention element, and fit into the Company’s overall compensation philosophy in the same manner.

Stock Options

In Fiscal 2013, the Company did not grant stock options to any executive officers because the committee chose to utilize other forms of equity awards, such as stock appreciation rights and performance stock units. Nevertheless, the committee believes that including stock options in the compensation program serves the Company’s longer-term goals in the same manner as other equity-based compensation.

The exercise price of stock options is equal to or greater than Fair Market Value of the Company’s Common Shares on the date of the grant, as defined in the Plans. Awards granted pursuant to the Plans may be subject to performance-based vesting conditions, but to date, the committee has granted only time-based stock options.

Timing

The Company generally considers once-a-year grants to a broad group of executives and managers, including named executive officers, typically at regularly scheduled board meetings and at such other times as necessary for business purposes related to employee promotion, or retention, or new hires. The Company makes grants that are effective on or after the date when the Administrator, the Compensation Committee, or, for grants under a certain threshold, the Chairman, approves the grant. The Company does not time grants with respect to the release of positive or negative material non-public information.

Nonqualified Deferred Compensation Plan

The Company maintains an “unfunded” Deferred Compensation Plan primarily for the purpose of providing deferred compensation to a select group of employees who are limited in their participation under the Company’s 401(k) plan. Accordingly, the Deferred Compensation Plan is exempt from Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The terms of the Deferred Compensation Plan were adopted by the Board of Directors on November 27, 2012, and the Deferred Compensation Plan became effective on February 1, 2013.

Deferred compensation under the Deferred Compensation Plan consists of elective deferrals, if any, made by the participant and discretionary contribution credits made by the Company. Elective deferral credits will be fully vested. Discretionary contribution credits may be subject to a vesting schedule determined by the Company. Payment obligations, if any, under the Deferred Compensation Plan are payable in cash on a date or dates selected by the participant or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances.

Additional Types of Compensation

In addition to the three main elements, the Company provides additional compensation to its executive officers in the form of: (i) a 401(k) matching contribution which is available to all employees who have completed three months of service, which is $0.25 on every $1.00 of employee deferral up to 6% of salary match, with a vesting schedule of 20% a year for five years, and with the deferral limited by applicable law; (ii) a holiday bonus, capped at $5,000; (iii) employee awards made to all staff with fixed dollar amounts, plus the tax cost of such awards, for terms of service, in five-year service increments, ranging from $1,000 for 10 years of service to $15,000 for 30 years of service; and (iv) discretionary cash awards that may be made to executive officers, in the sole discretion of the Compensation Committee, in recognition of exceptional individual performance.

Potential Payments Upon Changes in Control; Certain Corporate Transactions

All of the Plans provide that in the event of a “change in control” of the Company, all remaining unvested options and restricted stock awards will immediately vest and become exercisable, as applicable, although with respect to awards granted under the 2008 Stock Incentive Plan, the grant instrument may provide otherwise. “Change in control” is defined to include an event in which any person or group acquires majority beneficial ownership of the Company, other than Richard A. Hayne or benefit plans sponsored by either the Company or its subsidiaries. In deciding whether to exclude the change in control provisions in the grants, the Compensation Committee considers various factors, such as consistency with previous Company plans, industry practice, competition in the marketplace, and effects on retention. In Fiscal 2013, large grants to key executives made under the Plans included a provision that vesting would not accelerate upon a change in control, which was intended to aid in retention of those executives.

In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Compensation Committee has discretion to terminate all or a portion of outstanding options and stock appreciation rights, effective as of the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the committee decides to terminate, the holder will have the right to exercise outstanding options and stock appreciation rights on at least seven days’ notice. The Compensation Committee selected these corporate transactions as a triggering event for potential termination because they believe they are customary in industry practice.

Benchmarking

In Fiscal 2013, PwC LLP, the Company’s compensation consultant, reviewed publicly available information regarding the compensation paid to chief executive officers, chief operating officers, chief financial officers and division presidents of specialty retailers similar in operations and revenue to the Company (generally not less than 35% or more than two times the Company’s annual revenue) and made a presentation to the Compensation Committee regarding this analysis. The retailers reviewed were Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor Stores, Guess, Aeropostale, Chico’s FAS, Buckle, Coach, Express, Genesco, Lululemon, Quicksilver and Ralph Lauren. The committee reviewed the figures provided by the consultant, which provided the group’s median and the 25th and 75th percentiles for informational and overall comparison purposes. Although the Compensation Committee considered the comparative data provided, there is no target percentile or precise position in which the Compensation Committee aims to set compensation other than to generally be competitive in the marketplace.

With respect to executives other than the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Executive Officer, Anthropologie Group, neither PwC LLP nor the Compensation Committee has undertaken any formal benchmarking over the last three fiscal years; however, in prior years of reviewing base salaries to determine whether the Company is meeting its goal of providing competitive compensation that will attract and retain outstanding personnel, the Compensation Committee from time to time has reviewed publicly available compensation information described in the periodic filings of an informal group of other publicly traded companies in the specialty retail industry, typically including the retailers reviewed by the Company’s compensation consultant, for purposes of a market reference.

If the Compensation Committee elects to analyze comparative data, there may be a variation in the companies reviewed for comparative purposes from year-to-year depending on what information becomes most relevant to the Compensation Committee, although the committee anticipates referring to information available for publicly traded specialty retailers, including those reviewed in Fiscal 2013, for the foreseeable future.

The Compensation Committee takes the Company’s own historical data into consideration to ensure that compensation increases are consistent with the growth in responsibility and operating profit of its executives. Each year the committee reviews a summary of all of the Company’s named executive officer and key management personnel compensation for the previous fiscal year as well as prior fiscal years. All historical data is viewed with the operating results and responsibilities of management personnel and specific performance.

Compensation Committee Discretion

The factors related to increasing the compensation and potential compensation from bonuses of named executive officers from year-to-year takes into account increased revenue and profitability, performance and measurably increased responsibilities, with a focus on both performance and the leveraging of selling, general and administrative expenses. The Company has not generally decreased base salaries or the bonus potential of named executive officers. This is because its history of growth has led to larger responsibilities for its named executive officers and because as a matter of philosophy, it does not generally reduce these compensation elements for existing employees. As more fully described above, however, at Mr. Hayne’s request, the Compensation Committee set his base salary at $1.00 in Fiscal 2009, which has remained in effect since that time and will continue in effect for Fiscal 2014.

Under the Incentive Plan, the Compensation Committee has discretion in the granting of performance bonus awards and can grant such awards to executive officers who are not Covered Employees, at its discretion, even if specified performance goals are not achieved. The requirements for performance bonus awards were not waived in Fiscal 2013, but could be waived in the future to reward specific performance achievements in an instance where the actual criteria for a performance bonus were not met or for purposes of retention. The Compensation Committee may reduce any executive officer’s award if it believes such action would be in the best interest of the Company. At the end of a year, the Compensation Committee also has the ability to grant cash bonuses to any executive officers on a discretionary basis, as described above in “—Additional Compensation.”

Pursuant to the 2004 Stock Incentive Plan and the 2008 Stock Incentive Plan, the Compensation Committee has discretion to accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock and restrict stock units if it determines that to do either would be in the best interests of the Company and the plan participants.

The Company at present has no employment agreements or contracts with its named executive officers and has no policies for post-termination compensation arrangements. In the future, however, the Company may, in its sole discretion, decide to provide some form of severance in the event that a named executive officer’s employment ceases.

Tax and Accounting Considerations

The applicability of Section 162(m) may affect the tax deductibility of certain portions of named executive officers’ compensation. Wherever possible, the Company structures compensation for its executive officers in a way that preserves tax deductibility under Section 162(m).

The Company does not usually consider the tax consequences to named executive officers of cash compensation or of equity based compensation, though it considers the tax treatment to the Company for non-qualified options and the non-qualifying disposition of qualified options to be favorable.

Security Ownership Guidelines

The Company has no policy that requires or that sets guidelines for the ownership of Common Shares of the Company; nor does it have any policy on the hedging of economic risk of such ownership or of vested stock options, other than requiring full compliance with all applicable laws.

Consideration of Advisory Shareholder Vote on Executive Compensation

At the annual meeting of shareholders on May 17, 2011, our shareholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2011 Proxy Statement. The Compensation Committee appreciates and values the views of our shareholders.

As the Compensation Committee evaluated the Company’s compensation practices throughout Fiscal 2013, the Compensation Committee was mindful of the strong support our shareholders expressed by the 2011 shareholder advisory vote. In light of this strong level of support of the overall pay practices, and of the general effectiveness of our long standing compensation policies, the Board and the committee do not currently intend to make any specific changes to our executive compensation program for Fiscal 2014. Going forward, future advisory votes on executive compensation will serve as an additional tool to assist the Board of Directors and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

Also at the annual meeting of shareholders on May 17, 2011, our shareholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board of Directors determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of shareholder votes on the compensation of executives, which is scheduled to occur at the 2017 annual meeting.

COMPENSATION COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

Scott A. Belair, Chairman of the Compensation Committee

Joel S. Lawson III

Robert H. Strouse

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)		Total ($)
Richard A. Hayne	2013	1	5,000	—		—		0	(2)	—	28,272	(3)	33,273
Chairman of the Board,	2012	1	5,000	—		—		0		—	26,014		31,015
CEO and President	2011	1	5,000	—		—		420,000		—	23,590		448,591
Urban Outfitters, Inc.
(Principal Executive Officer)
Francis J. Conforti	2013	338,096	5,000	91,450	(4)	505,500	(5)	76,113	(2)	—	2,608	(6)	1,018,767
Chief Financial Officer	2012	231,327	3,500	478,500		—		58,750		—	2,396		774,473
Urban Outfitters, Inc.
(Principal Financial Officer)
Tedford G. Marlow	2013	597,692	6,088			3,393,000	(7)	126,000	(2)	—	381	(8)	4,123,161
Chief Executive Officer
Urban Outfitters Group
David W. McCreight	2013	856,538	5,000					1,377,000	(2)	—	234,170	(9)	2,472,708
Chief Executive Officer	2012	186,346	—	2,350,500		1,896,000		0		—	50,652		4,483,498
Anthropologie Group
Wendy B. McDevitt	2013	453,462	11,952	274,350	(10)	—		0	(2)	—	3,840	(11)	743,604
President	2012	445,192	5,000	1,036,750		—		0		—	3,517		1,490,459
Terrain Brand	2011	397,692	5,000	765,936		372,735		250,000		—	4,273		1,795,636

(1)	Includes matching cash contributions in Fiscal 2013 by the Company under the Urban Outfitters 401(k) Savings Plan of $492 for Mr. Hayne, $2,554 for Mr. Conforti and $3,750 for Ms. McDevitt.
(2)	Amounts shown reflect the named executive officer’s total non-equity annual incentive plan compensation earned during Fiscal 2013, which are expected to be paid in the first quarter of Fiscal 2014.
(3)	Includes automobile insurance premiums in the amount of $16,475 and life insurance premiums in the amount of $11,305 paid by the Company for Mr. Hayne.
(4)	Stock award represents 5,000 performance based restricted stock units granted pursuant to an award made on April 13, 2012 and subject to a performance period ending on January 31, 2015. The Aggregate Fair Value for the award was $91,450. For a discussion of the assumptions and accounting for performance based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2013. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(5)	Option Award represents 50,000 stock appreciation rights granted pursuant to an award made on May 22, 2012, which vests 33.33% on May 22, 2015, 33.33% on May 22, 2016, and the remaining 33.34% on May 22, 2017. The Aggregate Fair Value for the award was $505,500. For a discussion of the assumptions and accounting for stock appreciation rights, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2013. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Stock Appreciation Rights.”
(6)	Includes life insurance premiums paid by the Company for Mr. Conforti in the amount of $54.

(7)	Option award represents 300,000 stock appreciation rights granted pursuant to an award made on February 21, 2012, which vests 33.33% on February 21, 2013, 33.33% on February 21, 2014 and the remaining 33.34% on February 21, 2015. The Aggregate Fair Value for the award was $3,393,000. For a discussion of the assumptions and accounting for stock appreciation rights, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2013. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Stock Appreciation Rights.”
(8)	Includes life insurance premiums paid by the Company for Mr. Marlow in the amount of $381.
(9)	Includes life insurance premiums paid by the Company for Mr. McCreight in the amount of $276, a signing bonus of $300,000 of which $150,000 was paid in Fiscal 2013, and a relocation reimbursement in the amount of $83,894.
(10)	Stock award represents 15,000 performance based restricted stock units granted pursuant to an award made on April 13, 2012 and subject to a performance period ending on January 31, 2015. The Aggregate Fair Value for the award was $274,350. For a discussion of the assumptions and accounting for performance based restricted stock units, please see note 9 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2013, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on April 1, 2013. For a description of the conditions of these awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(11)	Includes life insurance premiums paid by the Company for Ms. McDevitt in the amount of $90.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard A. Hayne		120,036	300,089	500,000
Francis J. Conforti		144,920	244,174	354,375
	04/13/2012				5,000	5,000	5,000				91,450	(2)
	05/22/2012								50,000	28.10	505,500	(3)
Tedford G. Marlow		449,697	827,809	1,260,000
	02/21/2012								300,000	28.49	3,393,000	(4)
David W. McCreight		1,553,771	1,721,165	1,912,500
Wendy B. McDevitt		0	0	0
	04/13/2012				15,000	15,000	15,000				274,350	(5)

(1)	The amounts listed represent potential threshold, target and maximum bonuses available to the named executive officers under the Incentive Plan. The table reports the awards that could have been earned in Fiscal 2013. The actual payments are reported above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” As described above in “—Compensation Discussion and Analysis,” the Compensation Committee has discretion to reduce any amounts payable to any executive and to increase amounts payable to executives who are not Covered Employees under the Incentive Plan.
(2)	Stock award represents 5,000 performance based restricted stock units granted under the 2008 Stock Incentive Plan pursuant to an award made on April 13, 2012 and subject to a performance period ending on January 31, 2015. The Aggregate Fair Value for the award was $91,450. Whether Mr. Conforti will receive any shares based on the performance stock units is contingent on his continued employment with the Company and whether certain performance objectives are achieved. For a description of these performance objectives, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(3)	Option award represents 50,000 stock appreciation rights granted under the 2008 Stock Incentive Plan pursuant to an award made on May 22, 2012 which vests 33.33% on May 22, 2015, 33.33% on May 22, 2016 and the remaining 33.34% on May 22, 2017. The Aggregate Fair Value for the award was $505,500.
(4)	Option award represents 300,000 stock appreciation rights granted under the 2008 Stock Incentive Plan pursuant to an award made on February 21, 2012 which vests 33.33% on February 21, 2013, 33.33% on February 21, 2014 and the remaining 33.34% on February 21, 2015. The Aggregate Fair Value for the award was $3,393,000.
(5)	Stock award represents 15,000 performance based restricted stock units granted under the 2008 Stock Incentive Plan pursuant to an award made on April 13, 2012 and subject to a performance period ending on January 31, 2015. The Aggregate Fair Value for the award was $274,350. Whether Ms. McDevitt will receive any shares based on the performance based restricted stock units is contingent on her continued employment with the Company and whether certain performance objectives are achieved. For a description of these performance objectives, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Hayne	—	—		—	—	—	—	—	—		—
Francis J. Conforti	—	5,000		—	25.60	05/21/2017	—	—	—		—
	12,800	3,200		—	37.51	08/18/2015	—	—	—		—
	6,000	4,000		—	31.77	08/25/2016	—	—	—		—
	—	5,200		—	32.80	09/07/2018	—	—	—		—
	—	—		—	—	—	—	—	5,700	(1)	243,960	(2)
	—	—		—	—	—	—	—	30,000	(3)	1,284,000	(2)
	—	—		—	—	—	—	—	5,000	(4)	214,000	(2)
	—	50,000	(5)	—	28.10	05/21/2020	—	—	—		—
Tedford G. Marlow	—	300,000	(6)	—	28.49	02/20/2020	—	—	—		—
David W. McCreight	50,000	150,000	(7)	—	26.85	11/14/2019	—	—	—		—
	—	—		—	—	—	—	—	150,000	(8)	6,420,000	(2)
Wendy B. McDevitt	17,276	—		—	14.35	06/20/2014	—	—	—		—
	2,724	—		—	14.35	06/20/2014	—	—	—		—
	80,000	—		—	31.11	11/17/2015	—	—	—		—
	28,000	7,000		—	37.51	08/18/2015	—	—	—		—
	15,000	10,000		—	31.77	08/25/2016	—	—	—		—
	—	29,700		—	32.80	09/07/2018	—	—	—		—
	—	—		—	—	—	—	—	32,400	(1)	1,386,720	(2)
	—	—		—	—	—	—	—	65,000	(3)	2,782,000	(2)
	—	—		—	—	—	—	—	15,000	(1)	642,000	(2)

(1)	If all performance objectives are achieved, performance based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on April 1, 2015. If performance objectives under the respective award are not achieved, all performance based restricted stock units under that award are forfeited. For a further description of these performance based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(2)	Calculated by multiplying our closing market price on January 31, 2013 (the last business day of Fiscal 2013) by the number of performance based restricted stock units that have not vested.

(3)	If all performance objectives are achieved, performance based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on August 16, 2016. If performance objectives under the respective award are not achieved, all performance based restricted stock units under that award are forfeited. For a further description of these performance based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(4)	If all performance objectives are achieved, performance based restricted stock units will convert into Common Shares on a one-for-one basis upon vesting on April 1, 2015. If performance objectives under the respective award are not achieved, all performance based restricted stock units under that award are forfeited. For a further description of these performance based restricted stock unit awards, see “—Compensation Discussion and Analysis—Equity-Based Incentives—Performance Stock Units and Restricted Stock Units.”
(5)	The Stock Appreciation Right (“SAR”) entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $28.10, times (ii) the number of SAR shares exercised. The SAR vests 33.33% on May 22, 2015, 33.33% on May 22, 2016 and the remaining 33.34% on May 22, 2017.
(6)	The SAR entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $28.49, times (ii) the number of SAR shares exercised. The SAR vests 33.33% on February 21, 2013, 33.33% on February 21, 2014, and 33.34% on February 21, 2015.
(7)	The SAR entitles the grantee, upon exercise, to the number of Common Shares with a fair market value on the exercise date equal to: (i) the excess of the fair market value of a Common Share on the exercise date over the base price of $26.85, times (ii) the number of SAR shares exercised. The SAR vests 25% on November 15, 2012, 25% on November 15, 2013, 25% on November 15, 2014 and the remaining 25% on November 15, 2015.
(8)	33 1/3% of the performance based restricted stock units are eligible to vest on each of November 15, 2014, November 15, 2015 and November 15, 2016, in each case, contingent on the satisfaction of the requirement that the average closing price of the Common Shares be at least $30.00, $32.50 and $35.00, respectively, during the six-month period immediately preceding each applicable vesting date.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wendy B. McDevitt	56,100	1,717,602

Equity Compensation Plan Information

The following table shows the status of equity awards under the Plans as of January 31, 2013:

	EQUITY COMPENSATION PLAN
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category	(A)		(B)		(C)
Equity Compensation Plans Approved by Security Holders(1):
Securities	8,115,150	(2)	$28.55	(3)	7,068,206	(4)
Equity Compensation Plans not Approved by Security Holders:	—		—		—

Total	8,115,150		$28.55		7,068,206

(1)	Amounts are subject to adjustment to reflect any stock dividend, stock split, share consideration or similar change in our capitalization.
(2)	As of January 31, 2013, 320,200 performance stock units were outstanding under the 2008 Stock Incentive Plan. The Company has determined that it is unlikely that the performance target would be achieved by April 1, 2015, the end of the performance period. As a result, the Company expects that these units will be available for future issuance on April 2, 2015.
(3)	Weighted average exercise price does not take into account performance stock unit awards.
(4)	Includes 809,182 shares available for issuance under the 2004 Stock Incentive Plan and 6,259,024 shares available for issuance under the 2008 Stock Incentive Plan. See “Compensation of Executive Officers—Compensation Discussion and Analysis—Equity-Based Incentives” for more information.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares for each person known to the Company, other than Richard A. Hayne, who beneficially owns more than five percent of the Company’s outstanding Common Shares, the name and address of such beneficial owner, and the percentage such shares comprise of the outstanding Common Shares of the Company. All percentages are calculated based on 146,015,767 shares outstanding as of January 31, 2013.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
FMR, LLC 82 Devonshire Street Boston, MA 02109	10,424,191	(2)	7.1%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	7,787,257	(3)	5.3%

(1)	Excludes Goldman Sachs Asset Management, L.P., who filed an amended Schedule 13G/A subsequent to January 31, 2013 reflecting that its beneficial ownership was below five percent.
(2)	Based solely on information reported in a Schedule 13G filed by FMR, LLC (“FMR”) on February 14, 2013 with the SEC. As reported in such filing, FMR has sole voting power with respect to 111,421 Common Shares and sole dispositive power with respect to 10,424,191 Common Shares.
(3)	Based solely on information reported in a Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2013 with the SEC. As reported in such filing, Wellington has shared voting power with respect to 4,932,983 Common shares and shared dispositive power with respect to 7,787,257 Common Shares.

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares for each director and named executive officer for Fiscal 2013 and all current directors and executive officers of the Company as a group. The number of shares beneficially owned is as of January 31, 2013 and all percentages are calculated based on 146,015,767 shares outstanding as of January 31, 2013. The address of each of the beneficial owners identified is 5000 South Broad Street, Philadelphia, PA 19112; and (b) each person has sole voting and dispositive power with respect to all such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Richard A. Hayne	27,411,877	(1)	18.8%
Margaret A. Hayne	3,814,132	(2)	2.6%
Scott A. Belair	2,750,000	(3)	1.9%
Harry S. Cherken, Jr.	652,800	(4)	*
Joel S. Lawson III	322,000	(5)	*
Robert H. Strouse	250,000	(6)	*
Wendy B. McDevitt	156,478	(7)	*
David W. McCreight	0		*
Francis J. Conforti	24,003	(8)	*
Edward N. Antoian	20,000	(9)	*
Tedford G. Marlow	0		*
Current directors and executive officers as a group (13 persons)(10)	36,224,751		24.8%

*	Denotes less than 1%.
(1)	Includes: (i) 5,794,516 Common Shares held by Richard A. Hayne GRAT #2; (ii) 62,440 Common Shares owned by the Hayne Foundation; (iii) 157,233 Common Shares held by the Richard and Margaret A. Hayne 2012 Trust; (iv) 138,223 Common Shares held by the David A. Hayne 2012 Trust, of which Mr. Hayne is a special trustee; (v) 98,332 Common Shares held by the Raheem L. Connelly 2012 Trust, of which Mr. Hayne was a special trustee until March 11, 2013; (vi) 127,350 Common Shares held by the Jessica M. Hayne 2012 Trust, of which Mr. Hayne is a special trustee; (vii) 98,332 Common Shares held by the Sarah E. Connelly 2012 Trust, of which Mr. Hayne was a special trustee until March 13, 2013; and (ix) 22,470 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Hayne has shared voting power. Excludes 3,814,132 Common Shares beneficially owned by Mr. Hayne’s spouse, as to which he disclaims beneficial ownership.
(2)	Includes: (i) 10,813 Common Shares allocated under the Company’s 401(k) Savings Plan; (ii) 979 Common Shares held by Ms. Hayne as UGMA custodian for her son; (iii) 1,368,078 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Annesley Hayne, of which Ms. Hayne is trustee; and (iv) 1,368,078 Common Shares held by the Richard A. Hayne 2008 Trust for Children FBO Judson Hayne, of which Ms. Hayne is trustee.
(3)	Includes 250,000 Common Shares subject to presently exercisable options. Excludes 600,000 Common Shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which Mr. Belair disclaims beneficial ownership.
(4)	Includes: (i) 220,000 Common Shares subject to presently exercisable options; and (ii) 4,400 Common Shares held by a trust of which Mr. Cherken is a trustee.

(5)	Includes: (i) 230,000 Common Shares subject to presently exercisable options; (ii) 75,000 Common Shares held by a trust of which Mr. Lawson is a trustee; and (iii) 10,000 Common Shares held by a trust of which Mr. Lawson is a trustee.
(6)	Includes 170,000 Common Shares subject to presently exercisable options.
(7)	Includes 143,000 Common Shares subject to presently exercisable options and 5,278 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Ms. McDevitt has shared voting power.
(8)	Includes 23,800 Common Shares subject to presently exercisable options and 203 Common Shares allocated under the Company’s 401(k) Savings Plan, with respect to which Mr. Conforti has shared voting power.
(9)	Includes 20,000 Common Shares subject to presently exercisable options.
(10) Includes	1,676,800 Common Shares subject to presently exercisable options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Belair, Mr. Lawson and Mr. Strouse. No member of the Compensation Committee is or was during Fiscal 2013 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board or Compensation Committee. Please see “Certain Business Relationships” below with respect to Mr. Belair.

CERTAIN BUSINESS RELATIONSHIPS

Richard A. Hayne, Chief Executive Officer, and Margaret A. Hayne, President of the Free People Brand, whose total compensation in Fiscal 2013 was $451,038, are married. In addition, Mr. Hayne’s son, David Hayne, whose total compensation in Fiscal 2013 was $414,912, is employed by the Company. Sun Min Lee, an employee of the Company and spouse of Freeman Zausner, the Company’s Chief Operating Officer, received $190,063 in compensation in Fiscal 2013. The total compensation amounts in this paragraph include salary, bonus, equity awards and 401(k) company contributions.

Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2013 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services in a net amount of $1,902,473 during Fiscal 2013.

The McDevitt Company, a real estate company, acted as a broker in substantially all of the Company’s new real estate transactions during Fiscal 2013. The Company has not paid any compensation to The McDevitt Company, but the Company has been advised that The McDevitt Company has received commissions from other parties to such transactions. Wade L. McDevitt is the brother-in-law of Scott Belair, one of the Company’s directors, and is president and the sole shareholder of The McDevitt Company. Mr. McDevitt’s wife, Wendy McDevitt, is an executive officer of the Company, serving as President, Terrain Brand.

The Addis Group (“Addis”), an insurance brokerage and risk management consulting company, acted as the Company’s commercial insurance broker and risk management consultant during Fiscal 2013. The Company has not paid any compensation to Addis for such services, but has been advised that Addis has received commissions from other parties to such transactions. Scott Addis, the brother-in-law of Richard A. Hayne, is president of The Addis Group.

Pursuant to the terms of the Company’s Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, conflicts of interest are prohibited unless otherwise waived by the Board of Directors or allowed under guidelines approved by the Board of Directors. Under the Code of Conduct and Ethics, a conflict of interest can arise whenever a person’s private interests interfere in any way with the interests of the Company, including when a director, officer or employee takes actions or has interests that make it difficult for such person to perform his or her work objectively and effectively, or when a member of such person’s family receives improper personal benefits. Each of the relationships described above has been reviewed and approved by the Board of Directors.

RELATIONSHIP WITH AUDITORS

On May 24, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm, and has re-approved the engagement in each subsequent year. Deloitte & Touche has performed audit services, including the issuance of their audit opinion for the fiscal years ended January 31, 2013, 2012 and 2011.

One or more representatives of Deloitte & Touche will be present at the Annual Meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

During Fiscal 2013, the Audit Committee was comprised of three independent directors of the Company (as independence is defined under NASDAQ’s listing standards and the rules and regulations of the SEC). In addition, the Board of Directors has determined that during Fiscal 2013, all three current members of the Audit Committee, Joel S. Lawson III, Edward N. Antoian, and Scott A. Belair, qualified as “audit committee financial experts” as defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Its purpose is to monitor the integrity of the financial statements, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2013 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter received by the committee, as required by applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of nonaudit services with the accountants’ independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2013 for filing with the SEC.

Joel S. Lawson III, Chairman of the Audit Committee

Edward N. Antoian

Scott A. Belair

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte & Touche”), for the fiscal years ended January 31, 2013 and January 31, 2012:

	Fiscal 2013	Fiscal 2012
Audit Fees – professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q	$971,500	$765,000
Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.	$14,178	$9,500
Tax Fees – professional services rendered in connection with advice related to tax credits	—	$15,723
All Other Fees – represents the annual charge for a web based accounting research tool	$2,200	$2,200

Total Fees	$987,878	$792,423

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

During the Company’s fiscal year ended January 31, 2004, the Audit Committee established a pre-approval policy pursuant to which it has granted its approval for Deloitte & Touche, as the Company’s independent registered public accounting firm, to perform certain audit, audit-related, tax and other services up to specified aggregate fee levels for each service. The Audit Committee periodically reviews and revises, if necessary, the list of pre-approved services that Deloitte & Touche may provide. The Audit Committee’s policy also provides that any proposed services that are not specifically pre-approved pursuant to the policy, as well as any proposed services that exceed pre-approved cost levels established in the policy, will require the Audit Committee’s separate pre-approval. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members, who must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and tax services provided by Deloitte & Touche during Fiscal 2013 in accordance with this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during Fiscal 2013, all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis.

PROPOSALS FOR 2014 ANNUAL MEETING

Shareholder proposals for the 2014 annual meeting of shareholders must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company prior to December 2, 2013 to be considered for inclusion in the Company’s Proxy Statement for that meeting. If the December 2, 2013 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2014 annual meeting of shareholders, although it will not be included in the Proxy Statement, if it is received no earlier than February 27, 2014 and no later than March 19, 2014. If notification of a shareholder proposal is not received by December 2, 2013, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

In addition, the advance notice provisions in the Company’s Bylaws require that the following additional information must be provided to the Company by a shareholder submitting a shareholder proposal: (i) the shareholder’s name and address; (ii) a representation that the shareholder is a holder of record of shares of the Company and intends to appear in person or by proxy at the meeting to make the proposal; (iii) the number of and class of shares owned by the shareholder and any Shareholder Associated Person (as defined in the Bylaws), which information must be supplemented as of the record date; (iv) a description of any agreement, arrangement or understandings between the shareholder or any other person or persons, pursuant to which the business is to be proposed, which information must be supplemented as of the record date; (v) information regarding the shareholder’s, Shareholder Associated Person’s or certain affiliated partnership’s ownership of derivative instruments (such as options, warrants, convertible security, etc.) or any other opportunity of the shareholder or Shareholder Associated Person to profit from a change in the value of shares of the Company and the existence of any hedging transactions, which information must be supplemented as of the record date; and (vi) any other information regarding the proposal that would be required under the SEC’s proxy rules and regulations.

COST OF SOLICITATION

The cost of soliciting proxies will be borne directly by the Company. Solicitation may be made by mail, personal interview or telephone or other electronic means by certain officers and other employees of the Company who will receive no additional compensation for such solicitation. The Company has made arrangements with Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist us in soliciting proxies and have agreed to pay them a fee for such services that is not expected to exceed $10,000. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement, annual report or Notice may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing, calling or faxing as follows: Investor Relations, Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112, telephone number (215) 454-5500 and facsimile number (215) 454-4660. If you want to receive separate copies of the annual report, Proxy Statement or Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

ADDITIONAL INFORMATION

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2013, as filed with the SEC (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Investor Relations.

The Reports of the Compensation Committee of the Board of Directors on Executive Compensation and of the Audit Committee included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates those portions of this Proxy Statement by reference therein.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, we respectfully request that you vote promptly. You may vote your shares over the Internet or, if you received a paper copy of the proxy card, by signing and dating it and returning it to us in the stamped and addressed envelope that is enclosed with the proxy card as promptly as possible.

By Order of the Board of Directors,

Richard A. Hayne

Chairman of the Board

April 1, 2013

APPENDIX A

DESCRIPTION OF URBAN OUTFITTERS 2008 STOCK INCENTIVE PLAN

Plan Summary

The following summary of the material terms of the 2008 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the 2008 Stock Incentive Plan, a copy of which is attached as Appendix B to this Proxy Statement.

General

Plan Limits. The Company has reserved 10,000,000 Common Shares for issuance under the 2008 Stock Incentive Plan, of which 6,155,524 Common Shares remain available for grant as of February 28, 2013.

Award Limits. Options and stock appreciation rights may be granted up to the remaining number of Common Shares available under the 2008 Stock Incentive Plan. Restricted stock and restricted stock units may be granted for no more than 4,000,000 Common Shares in the aggregate, of which 1,324,390 Common Shares remain available for grant as of February 28, 2013. Stock grants may be made for no more than 1,000,000 Common Shares, all of which remain available for grant as of February 28, 2013.

Individual Limits. During any fiscal year, no employee may be granted options covering more than 2,000,000 Common Shares, stock appreciation rights covering more than 2,000,000 Common Shares, or restricted stock and restricted stock units covering, in the aggregate, more than 2,000,000 Common Shares.

Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2008 Stock Incentive Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2008 Stock Incentive Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant

Administration. Two committees have authority to administer the 2008 Stock Incentive Plan. The first committee, of which the Chairman of the Board is the sole member, administers the 2008 Stock Incentive Plan for awards that relate to 40,000 or fewer Common Shares made to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee administers the 2008 Stock Incentive Plan for all other awards. These committees are referred to collectively as the “administrator.” The administrator has considerable discretion in setting the terms of awards granted to employees, consultants, and non-employee directors.

Types of Awards. Under the 2008 Stock Incentive Plan, the administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units (including performance stock units) and stock grants.

Eligibility. Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2008 Stock Incentive Plan. There are approximately 19,700 employees and five non-employee directors currently eligible to receive awards under the 2008 Stock Incentive Plan. The limited number of consultants potentially eligible to participate in the 2008 Stock Incentive Plan is not currently determinable. Awards under the 2008 Stock Incentive Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units and Common Shares. Eligibility for any particular award is determined by the administrator and, in the case of certain awards such as incentive stock options, may be limited by the Internal Revenue Code.

Stock Options

The administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The administrator determines the terms of the options, including the number of Common Shares subject to the option, the exercise price and when the option becomes exercisable. However, the option term of incentive stock options may not exceed ten years, and the per share exercise price of options may not be less than the fair market value of a Common Share on the date the option is granted.

When an employee, non-employee director or consultant terminates service with the Company, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to 30 days after termination of service, unless the administrator provides otherwise. If the employee, non-employee director or consultant terminates his or her service with the Company due to death or disability, his or her options generally remain exercisable for up to six months after termination of service, unless the administrator provides otherwise.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or, if permitted by the administrator, its equivalent. The administrator may also permit an optionee to pay the exercise price by surrendering previously acquired Common Shares, by decreasing the number of Common Shares for which the option is exercisable, through a so-called “broker-financed transaction” or in any combination of such methods. The administrator may permit an employee to pay any tax withholding obligation with Common Shares issuable upon the exercise of the non-qualified stock option or previously acquired shares.

Stock Appreciation Rights

The administrator may award stock appreciation rights to employees, non-employee directors and consultants. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the fair market value on the date of grant. The administrator determines when the stock appreciation right becomes exercisable and whether the appreciation will be paid in cash, Common Shares, or a combination of cash and Common Shares.

When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock

The administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Common Shares that is subject to certain restrictions during a specified period. The administrator determines the length of the restriction period and the conditions, such as an employee’s continued employment with the Company or the achievement of certain performance goals, which must be met for the restrictions to lapse. The Company holds the Common Shares during the restriction period, and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the Common Shares and receive any cash dividends declared and paid on the Company’s Common Shares during the restriction period.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the Compensation Committee are met, unless a change in control (as defined in the 2008 Stock Incentive Plan) occurs or the Compensation Committee waives the performance goal in the case of death or disability. These performance goals may be based on one or more of the following business criteria established by the Compensation Committee: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more of its affiliates and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index.

Restricted Stock Units

The administrator may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Common Share or cash equal to the fair market value of a Common Share, when the restricted stock unit vests. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests. The administrator determines the conditions, such as continued service with the Company or the achievement of certain performance goals that must be met for restricted stock units to vest.

Performance stock units vest only to the extent performance goals established by the Compensation Committee are met, unless a change in control (as defined in the 2008 Stock Incentive Plan) occurs or the Compensation Committee waives the performance goal in the case of death or disability. The Compensation Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards.

Stock Grants

The administrator may make stock grants to employees, non-employee directors and consultants. Stock grants are fully vested when made.

Miscellaneous

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. However, non-employee directors may transfer non-qualified stock options and stock appreciation rights to certain permitted transferees for no consideration, and the administrator has the authority to permit similar transfers with respect to other non-qualified stock options and stock appreciation rights.

Acceleration of Vesting. The administrator may, in its discretion, accelerate the date on which options and stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock) and restricted stock units (other than performance stock units), if it determines that to do so would be in the best interests of the Company. Upon a change in control of the Company (as defined in the 2008 Stock Incentive Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock (including performance stock) and restricted stock units (including performance stock units) become vested, unless the applicable award agreement provides otherwise.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding Common Shares, the aggregate number and type of Common Shares subject to awards, together with the option exercise price, will be adjusted by the administrator, as described in the 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The 2008 Stock Incentive Plan also authorizes the administrator to terminate the awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice.

Effective Date. The 2008 Stock Incentive Plan became effective on February 26, 2008.

Amendment/Termination. The administrator may amend outstanding awards. The Compensation Committee may decrease the exercise price of an outstanding option or, in the case of a stock appreciation right, the amount over which appreciation is measured. The Board of Directors may amend or suspend the 2008 Stock Incentive Plan. Shareholder approval, however, is required for any material amendment to the 2008 Stock Incentive Plan (as defined under applicable NASDAQ listing standards), as well as for certain amendments of which the 2008 Stock Incentive Plan requires shareholder approval, such as an increase in the number of Common Shares authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2008 Stock Incentive Plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Internal Revenue Code.

The Board of Directors may terminate the 2008 Stock Incentive Plan at any time and for any reason. No incentive stock options will be granted under the 2008 Stock Incentive Plan after February 25, 2018.

Federal Income Tax Consequences: Options

The Company has been advised that the federal income tax consequences of granting and exercising options under the 2008 Stock Incentive Plan are as follows (based on federal tax laws and regulations, as of January 1, 2013). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he/she receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the employee disposes of the stock. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the employee disposes of the stock.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. The Company believes that the 2008 Stock Incentive Plan has been designed so that the amount of compensation that may be deducted with respect to options (other than any option for which the exercise price is decreased) will not be limited by section 162(m) of the Code.

APPENDIX B

URBAN OUTFITTERS

2008

STOCK INCENTIVE PLAN

URBAN OUTFITTERS

2008

STOCK INCENTIVE PLAN

WHEREAS, Urban Outfitters, Inc. desires to grant equity incentive awards to certain of its employees, consultants and non-employee directors;

NOW, THEREFORE, the Urban Outfitters 2008 Stock Incentive Plan is hereby adopted under the following terms and conditions:

SECTION 1—PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 2—DEFINITIONS

The following terms when used herein shall have the following meanings unless otherwise required by the context:

(a) “Administrator” shall mean:

(1) The Chairman of the Board, with respect to an Award which (A) covers 40,000 or fewer shares of Common Stock, and (B) is granted to an individual who is not subject to section 16(b) of the Exchange Act; or

(2) The Committee.

(b) “Award” shall mean an ISO, NQSO, SAR, Restricted Stock, RSU or Stock Grant awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(c) “Award Agreement” shall mean a document evidencing the grant of an Award, as described in Section 11.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of Code §162(m)), or the entire Board.

(g) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(h) “Company” shall mean Urban Outfitters, Inc.

(i) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.

(j) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean:

(1) The closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day; or

(2) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(m) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(n) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422, unless the Award Agreement states that the Option will not be treated as an ISO.

(o) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(p) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(q) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(r) “Performance Goals” shall mean the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares of Common Stock, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of (i) 90 days after the commencement of the performance period, or (ii) the expiration of 25% of the performance period.

(s) “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.

(t) “Plan” shall mean the Urban Outfitters 2008 Stock Incentive Plan as set forth herein and as amended from time to time.

(u) “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.

(v) “Related Corporation” shall mean any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a “subsidiary corporation” of the Company, as defined in Code §424(f). For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.

(w) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.

(x) “RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(y) “SAR” shall mean an Award granted pursuant to Section 7 which entitles the recipient on exercise to receive an amount determined by reference to appreciation in the value of Common Stock.

(z) “Short-Term Deferral Period” shall mean, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period shall be within one calendar year and shall not exceed 2 1/2 months. A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(aa) “Stock Grant” shall mean a grant of unrestricted shares of Common Stock pursuant to Section 10.

(bb) “Termination of Service” shall mean (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (2) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee or the Chairman of the Board.

SECTION 3—ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his) capacity as a director or an officer of the Company.

The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4—STOCK

The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 10,000,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to the following limits:

Type of Award	Limit on Number of Shares Available for Grant Under Plan	Limit on Number of Shares Available for Grant to Any Employee During Any Fiscal Year
Options	Plan Limit	2,000,000
SARs	Plan Limit	2,000,000
Restricted Stock and RSUs	4,000,000 (in the aggregate)	2,000,000 (in the aggregate)
Stock Grants	1,000,000	N/A

Each limit stated in this Section 4 shall be subject to adjustment as described in Section 12. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.

SECTION 5—GRANTING OF AWARDS

The Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as the Administrator in its (or his) sole discretion, determines are warranted, subject to the terms of the Plan. However, grants of ISOs and other Awards shall be separate and not in tandem, and Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

SECTION 6—TERMS AND CONDITIONS OF OPTIONS

Option Award Agreements shall include expressly or by reference the following terms and conditions, as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code §422(b).

(a) Number of Shares. The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator in its (or his) discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term. The term of each Option shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each ISO shall be not more than ten years (five years in the case of a more-than-ten-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14.

(d) Exercise. An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option, in its (or his) discretion, if the Administrator deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Administrator, in its sole discretion, shall determine from the following alternatives, the methods by which the exercise price may be paid—

(1) in cash or, if permitted by the Administrator, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);

(3) by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the positive excess of the Fair Market Value of a share of Common Stock on the date of exercise, over the per share exercise price);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5) in any combination of paragraphs (1), (2), (3) and (4) above.

To the extent an Award Agreement does not include one or more alternatives, the Administrator hereby specifically reserves the right to exercise its (or his) discretion to allow the Grantee to pay the exercise price using such alternative.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.

(g) Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service

occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death. If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.

(i) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7—SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b) Exercise of SARs. An SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the

Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an SAR must be made by giving notice to the Company at its principal office in accordance with procedures established by the Administrator.

(c) Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g) and (h) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised. For purposes of this Section 7(c), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g) and (h).

SECTION 8—RESTRICTED STOCK

(a) General Requirements. Restricted Stock may be issued or transferred for consideration (in addition to past services) or for no additional consideration, as determined by the Administrator. At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee).

(b) Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.

(d) Lapse of Restrictions.

(1) In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.

(2) Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.

(3) Performance Stock. With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(r)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions described in subsection (c) shall also lapse (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee’s death or disability. If the Grantee’s Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee’s death or disability, or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(e) Notice of Tax Election. Any Grantee making an election under Code §83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 9—RSUS

(a) Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b) Grant of RSUs. At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c). The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee.

(c) Vesting.

(1) RSUs Other Than PSUs. With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period. The Administrator may at any time accelerate the time at which RSUs (other than PSUs) shall vest.

(2) PSUs. PSUs shall vest at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(r)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. PSUs shall also vest (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee’s death or disability. If the Grantee’s Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all PSUs granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee’s death or disability, or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(3) Payment. Except as otherwise provided in the Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 13, payment, in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period.

(d) Dividend Equivalent Rights. The Company shall credit to the Grantee’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on the dividend record date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on the dividend payment date. RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

SECTION 10—STOCK GRANTS

The Administrator may make a Stock Grant to an Employee, Non-Employee Director or Consultant. Such Stock Grant shall be fully vested on the date made.

SECTION 11—AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan, Code §409A and, for ISOs, Code §422(b). For example, an Award Agreement may require forfeiture or payment of gains to the Company in the event of the Grantee’s misconduct. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

SECTION 12—ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limits set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs and RSUs under the Plan (as well as the option price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code §424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs and RSUs (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

SECTION 13—CHANGE IN CONTROL

(a) Full Vesting. Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and exercisable upon a Change in Control unless the Award Agreement evidencing the Award provides otherwise; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b)	Definitions.

(1) For purposes of this Plan, a “Change in Control” with respect to the Company shall mean any of the following events:

(A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

(B) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) the dissolution and liquidation of the Company; or

(D) any person or “group” (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard A. Hayne or his estate, personal representative or the beneficiaries under his will), becoming after February 26, 2008 the “beneficial owner,” directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

(2) For purposes hereof, the terms “group” and “beneficial owner” shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

SECTION 14—CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) at any time prior to such termination. Further, as provided in Sections 6(d), 7(b), 8(d)(2) and 9(c)(1), the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code §424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

SECTION 15—AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders —

(a) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(b) except as permitted under Section 12, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

(c) a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(d) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

If the Fair Market Value of Common Stock subject to an Option or SAR has declined since the Option or SAR was granted, the Committee, in its sole discretion, may reduce the exercise price (or the amount over which appreciation is measured) of any (or all) such Option(s) or SAR(s), or cancel any (or all) such Option(s) or SAR(s) in exchange for cash or the grant of new Awards. Except as provided in Section 14, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code §424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option or SAR to become subject to Code §409A.

SECTION 16—TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after February 25, 2018, which date is within 10 years after the date the Plan was adopted, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 17—SHAREHOLDER APPROVAL

This Plan shall become effective on February 26, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan was adopted, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18—MISCELLANEOUS

(a) Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

(c) Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in an Employee’s or Consultant’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs.

A Non-Employee Director may transfer an NQSO or SAR for no consideration to (1) the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, or any person sharing the Non-Employee Director’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, an NQSO or SAR granted to a Non-Employee Director shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative. Any NQSO or SAR transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(d) Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(e) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU or Stock Grant may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award, upon the vesting of Restricted Stock or RSU, or upon the making of a Stock Grant shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Award, the vesting of Restricted Stock or RSU, or making of a Stock Grant is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g) Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

(h) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(i) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(j) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

APPENDIX C

AMENDMENT TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

URBAN OUTFITTERS, INC.

Amend the first sentence of Article 4(a)(iv) to revise as follows:

(iv) The holders of outstanding Common Shares shall have the right to vote on (or, as provided by law, take action by consent with respect to) the election and removal of the directors of the Corporation and on, and with respect to, all other matters to be voted on or consented to by the shareholders of the Corporation, and each holder shall be entitled to one vote for each Common Share held and shall not have the right to cumulate their votes in the election of directors. Except as otherwise provided by law or by the terms of a class or series of the Preferred Shares fixed by a resolution or resolutions of the Board of Directors adopted pursuant to paragraph (b) below, the holders of Preferred Shares shall not have any right to vote on, or consent with respect to, any matters to be voted on or consented to by the shareholders of the Corporation and the Preferred Shares shall not be included in determining the number of shares voting or entitled to vote on any such matters.

Insert new Article 5 to read in its entirety as follows:

5. (a) In an election of directors that is not a contested election, each director shall be elected by the vote of the majority of the votes cast with respect to that director. For the purposes of this Article 5, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee.

(b) In a contested election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected. Shareholders shall not have the right to vote against a nominee in a contested election of directors.

(c) For purposes of this Article 5, a contested election is one in which the number of candidates exceeds the number of directors to be elected. The number of candidates for an election shall be determined in accordance with these Articles of Incorporation, the Corporation’s By-Laws, including any advance notice provisions of each, and applicable law.

(d) If an incumbent director who is a candidate for re-election is not elected, the director shall be deemed to have tendered his or her resignation to the Board. The Nominating Committee, if any, will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board shall act on the Nominating Committee’s recommendation and disclose its decision and the rationale therefor within 90 days after the date of the certification of the election results. The director who is deemed to have tendered his or her resignation shall not participate in the decisions of the Nominating Committee or of the Board with respect to his or her own resignation.

Renumber current Articles 5 through 9 as new Articles 6 through 10.

C-1

14475

URBAN OUTFITTERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Francis J.

Conforti, or either of them, with full power of substitution, as the undersigned’s proxies to vote at the

Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) called for May 28, 2013, at

10:30 a.m. Eastern Time at the corporate offices of Urban Outfitters, Inc., 5000 South Broad Street,

Building 543, Philadelphia, Pennsylvania 19112 and at any adjournment thereof. With respect to the election of Directors (Proposal 1), where no vote is specified or where a vote for all nominees is marked,

the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the discretion of the proxy named herein in order to elect as many nominees as believed possible under the then prevailing circumstances.

(Continued and to be signed on the reverse side)

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR.

1. Election of Directors:

O Scott A. Belair

O Robert H. Strouse

O Margaret A. Hayne

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RE-APPROVAL OF THE PERFORMANCE GOALS INCLUDED IN THE URBAN

OUTFITTERS 2008 STOCK INCENTIVE PLAN.

2. Re-approval of the performance goals included in the Urban Outfitters 2008 Stock

Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

ARTICLES OF INCORPORATION.

3. Approval of the amendment to the Company’s Amended and Restated Articles of

Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR FISCAL YEAR 2014.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”

PROPOSAL 5.

5. Shareholder proposal regarding independent Board chair.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”

PROPOSAL 6.

6. Shareholder proposal regarding Board nominee requirements.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN

BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED

FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND AGAINST

PROPOSALS 5 AND 6.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

NOMINEES:

ANNUAL MEETING OF SHAREHOLDERS OF

URBAN OUTFITTERS, INC.

May 28, 2013

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in

the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL—Sign, date and mail your proxy card in the envelope

provided as soon as possible. If you wish to cumulate your vote for nominees in Proposal 1, you must vote by mail and not by Internet or telephone.

IN PERSON—You may vote your shares in person by attending

the Annual Meeting of Shareholders (for directions call 1-215-454-

5500).

PROXY VOTING INSTRUCTIONS

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

20303003003030300000 7 052813

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://proxy.urbn.com

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s),

mark “FOR ALL EXCEPT” and fill in the circle next to each

nominee you wish to withhold, as shown here: ( )

To cumulate your vote for one or more of the above nominee(s),

write the manner in which such votes shall be cumulated in

the space to the right of the nominee(s) name(s). If you are cumulating your vote, do not mark the circle. If you wish to cumulate your votes, you must vote by using the proxy card

rather than voting by the Internet or telephone.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN